                                                             EXHIBIT 3(i)


                                   RESTATED

                          CERTIFICATE OF INCORPORATION

                                      OF

                        OCCIDENTAL PETROLEUM CORPORATION


     The undersigned, Gerald M. Stern and Paul C. Hebner, certify that they are the President and the Secretary, respectively, of Occidental Petroleum Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

        1. The name of the Corporation is Occidental Petroleum Corporation, the name under which it was originally incorporated.

        2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 9, 1986.

        3. This Restated Certificate of Incorporation was duly adopted by the written consent of the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        4. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:


                                   ARTICLE I

     The name of the Corporation is OCCIDENTAL PETROLEUM CORPORATION.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").


                                   ARTICLE IV

     The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the Corporation is 450,000,000 shares, divided into 400,000,000 shares of Common Stock, par value $.20 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:


                                      1




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        (a)  the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

        (b) the voting powers, if any, and whether such voting powers are full or limited, in any such series;

        (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

        (d) whether dividends, if any, shall be cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

        (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

        (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

        (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

        (h) the provisions, if any, of a sinking fund applicable to such series; and

        (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, with all such holders voting as a single class.

     Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE V

     A. Subject to any rights granted in a Preferred Stock Designation to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

     B. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

     C. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE VI

     A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than fourteen nor more than seventeen directors, or such greater number as is provided for in the following paragraph. The Board of Directors shall initially consist of fourteen directors, until the exact number is changed from time to time within the foregoing limits by, or in such manner as may be provided in, the By-laws of the Corporation. The directors shall be divided into three classes, consisting initially of four, five and five directors and designated Class I, Class II and Class III, respectively. Each director shall serve for a term ending at the annual meeting in the third year following the annual meeting at which such director is elected, provided, however, that the terms of the directors first elected to Class I shall end at the annual meeting in 1987, the terms of the directors first elected to Class II shall end at the annual meeting in 1988, and the terms of the directors first elected to Class III shall end at the annual meeting in 1989; and provided, further, that each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill a newly created directorship resulting from an increase in any class shall hold office for a term that shall coincide with the remaining term of the other directors of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall be in addition to the number of directors provided for in the preceding paragraph, and shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

     B. The directors shall have the power to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in applicable law) outside the State of Delaware at such place as may be designated from time to time by the Board of Directors or the By-laws of the Corporation.

                                  ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this
Restated Certificate of Incorporation to be duly executed in its corporate name this 16th day of May, 1986.


                             OCCIDENTAL PETROLEUM CORPORATION


                             BY: /s/ Gerald M. Stern
                                 --------------------------


Attest:

BY: /s/ Paul C. Hebner
    -------------------------                        (Corporate Seal)

                                      4


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CERTIFICATE OF DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                 ____________

 PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                 ____________

     Occidental Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware ("this corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of this corporation by its Restated Certificate of Incorporation, and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent, adopted the following resolutions which resolutions remain in full force and effect on the date hereof:

     RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article IV of the Restated Certificate of Incorporation of this corporation there is hereby established a series of the authorized preferred stock of this corporation having a par value of $1.00 per share, which series shall be designated as "Series A Junior Participating Preferred Stock", shall consist of 2,000,000 shares having the designation, preferences, relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof that are set forth in this resolution as follows:

         1.(A) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends payable quarterly on the first days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $5.00 or (ii), subject to the provision for adjustment hereinafter set forth, an amount equal to (a) 100 times the aggregate per share amount of all cash dividends, plus (b) 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock, a distribution in shares of Common Stock to the holders of the Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.20 per share, of this corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event that this corporation shall, at any time after October 17, 1986 (the "Rights Declaration Date"), (1) pay any dividend on the Common Stock payable in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the Common Stock, (2) subdivide the outstanding shares of Common Stock, or (3) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) This corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in subparagraph
    (A) of this paragraph 1 immediately after this

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

    corporation declares a dividend or distribution on the Common Stock
    (other than a dividend payable in shares of Common Stock); provided that, in the event that no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         (D) Unless all quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in this paragraph 1 have been paid or set apart for payment, this corporation shall not:

         (i) declare or pay dividends on or make any other distributions on any shares of Common Stock or other stock ranking junior (as to dividends) to the Series A Junior Participating Preferred Stock; or

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (as to dividends) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled.

         2. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters to come before the stockholders of this corporation. In the event that this corporation shall, at any time after the Rights Declaration Date, (i) pay any dividend on the Common Stock payable in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the number of votes per share to which each holder of shares of Series A Junior Participating Preferred Stock was entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided by law, or by the Restated Certificate of Incorporation of this corporation, or by this resolution, the holders of shares of Series A Junior Participating

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    Preferred Stock shall vote with the holders of the outstanding shares of the Common Stock and of any other series of preferred stock entitled to vote in such manner, and not as a separate class or series.

         (C) If at any time the amount of any dividends on Series A Junior Participating Preferred Stock which have accrued, and which have not been paid or declared and a sum sufficient for the amount thereof set apart, is at least equal to the amount of six quarterly dividends (unless any other series of preferred stock has a lesser number than six, in which case such lesser number), the holders of Series A Junior Participating Preferred Stock, voting as a class together with all other shares of preferred stock having the then present right to elect one or more directors as a result of a dividend arrearage, but not then entitled to other separate voting rights to elect one or more directors, shall be entitled to and may elect two directors. In the event that such holders, voting as a class, elect two directors, the remaining directors shall be elected by the holders of the other shares of capital stock of this corporation then entitled to vote for the election of directors without rights of the holders of Series A Junior Participating Preferred Stock to participate in the election of such remaining directors. Such special voting rights of the holders of Series A Junior Participating Preferred Stock shall continue only until all quarterly dividends accrued on Series A Junior Participating Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, at any meeting of stockholders at which directors are to be elected, the terms of said directors theretofore elected by the holders of Series A Junior Participating Preferred Stock shall expire. The directors to be elected by the holders of Series A Junior Participating Preferred Stock shall be elected at annual meetings of the stockholders of this corporation and, except as hereinbefore provided, shall serve until the next annual meeting of the stockholders and until their successors shall have been elected and qualified; provided, however, that, if at any time after such election there shall be a vacancy in any office of director to be elected by the holders of Series A Junior Participating Preferred Stock, the Secretary of this corporation may, and upon the written request of the holders of record of 5% or more of the number of shares of Series A Junior Participating Preferred Stock then outstanding shall, call a special meeting of the holders of Series A Junior Participating Preferred Stock for the purpose of filling any vacancy or vacancies then existing. If the Secretary of this corporation shall fail to call any such meeting within 10 days after any such request, such meeting may be called by any holder of Series A Junior Participating Preferred Stock designated for that purpose by the holders of record of 5% or more of the number of shares of Series A Junior Participating Preferred Stock then outstanding. Notwithstanding the foregoing, the Secretary shall not be required, and the holders of Series A Junior Participating Preferred Stock shall not be entitled, to call such meeting in the case of any such request received by this corporation less than 90 days before the date fixed for any annual meeting of stockholders, and, if in such case such special meeting is not called, the holders of Series A Junior Participating Preferred Stock shall be entitled to vote at such annual meeting to fill any such vacancy. Whenever it is provided in this subparagraph (C) that the holders of the Series A Junior Participating Preferred Stock are entitled to vote to elect two directors or a replacement therefor, such holders shall vote as a class together with all other shares of preferred stock having the then present right to elect one or more directors as a result of a dividend arrearage but not then entitled to other separate voting rights to elect one or more directors.

     3.(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of this corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the

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  Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) of this paragraph 3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) above, the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. Neither the consolidation or merger of this corporation with or into any other corporation or corporations nor the sale or lease of all or substantially all the assets of this corporation shall be deemed to be a liquidation, dissolution or winding up of this corporation within the meaning of any of the provisions of this subparagraph (A).

       (B) In the event that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then the available assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such assets as remain after payment of the Series A Liquidation Preference and the liquidation preferences of such parity shares shall be distributed ratably to the holders of Common Stock.

       (C) In the event that this corporation shall, at any time after the Rights Declaration Date, (i) pay any dividend on the Common Stock payable in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       4.(A) Subject to the provisions of subparagraph (D) of this paragraph 4, the shares of Series A Junior Participating Preferred Stock may be redeemed, at the option of the Board of Directors, in whole or from time to time in part, at any time after the first issuance of a share or a fraction of a share of Series A Junior Participating Preferred Stock, at a redemption price per share equal to the greater of (i) $100.00 and (ii), subject to the provision for adjustment as set forth in subparagraph (B) of this paragraph 4, an amount equal to 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, plus, in each case, dividends accrued to the date fixed for redemption. The "current per share market price" on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that the "current per share market price" of the Common Stock is determined with respect to any date occurring during any period following the announcement by this corporation of
  (a) a dividend or distribution on the Common Stock payable in shares of the Common Stock or securities convertible or exchangeable into shares of the Common Stock (other than the rights issuable under the terms of that certain rights agreement, dated as of October 17, 1986, between this corporation and The Chase Manhattan Bank (National Association), as Rights Agent), or (b) any subdivision, combination or reclassification of the Common Stock, and, if the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall occur during the requisite 10 consecutive Trading Day period, then, and in each such case, such "current per share market price" shall be properly adjusted to take into account ex-dividend trading or such record date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the

  Common Stock is not listed or admitted to trading on the New York Stock Exchange. Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no such market maker is making a market in the Common Stock, the closing price for such date shall be the fair value of the Common Stock on such date as determined by the Board of Directors. If the Common Stock is not publicly held or not so listed or traded, "current per share market price" of the Common Stock shall mean the fair value per share of the Common Stock as determined by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

       (B) In the event that this corporation shall, at any time after the Rights Declaration Date, (i) pay any dividend on the Common Stock payable in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the first sentence of subparagraph (A) of this paragraph 4 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately after such event.

       (C) Notice of every redemption shall be published at least once not less than 20 days nor more than 60 days prior to the date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the City of Los Angeles, California, and in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York. Notice of every such redemption shall also be mailed, not less than 20 days nor more than 60 days prior to the date fixed for redemption, to the holders of record of the shares of Series A Junior Participating Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this corporation or supplied by them to this corporation for the purpose of such notice; but no failure to mail such notice to particular stockholders or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Junior Participating Preferred Stock. In case of redemption of less than all of the Series A Junior Participating Preferred Stock at the time outstanding, this corporation shall select shares so to be redeemed as nearly as practicable pro rata or by lot, in such manner as the Board of Directors may determine.

       If notice of any redemption by this corporation shall have been mailed as hereinbefore provided and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then, on and after the close of business on the date fixed for redemption, the shares of Series A Junior Participating Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the amounts payable upon redemption thereof, but without interest; provided, however, that, if on or prior to the date fixed for such redemption this corporation shall deposit, as a trust fund, with any bank or trust company organized under the laws of the United States of America or any state thereof having a capital, undivided profits and surplus aggregating at least $5,000,000 a sum sufficient to redeem on such redemption date the shares of Series A Junior Participating Preferred Stock to be redeemed, with irrevocable instructions and authority to the bank or trust company to mail the notice of redemption (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the date fixed for such redemption or prior thereto, the redemption price of the shares of Series A Junior Participating Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of such deposit (although prior to the date fixed for redemption) the shares of Series A Junior Participating Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for such redemption. The deposit shall be deemed to constitute full payment for shares of Series A Junior Participating Preferred Stock to be redeemed to their holders and from and after the date of such deposit the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of a sum sufficient to redeem the shares, without interest, upon surrender of their certificates therefor.

       (D) If at any time this corporation shall have failed to pay all quarterly dividends or other dividends or distributions accrued on the Series A Junior Participating Preferred Stock, thereafter and until all dividends or other distributions accrued on the then outstanding shares of the Series A Junior Participating Preferred Stock shall have been paid or declared and set apart for payment, this corporation shall not (and shall not permit any subsidiary of this corporation to):

         (i) redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock; or

         (ii) redeem or purchase or otherwise acquire for consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock; provided that this corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of this corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock.

       (E) All shares of Series A Junior Participating Preferred Stock redeemed under this paragraph 4 or otherwise acquired by this corporation in any manner whatsoever shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock and may not be reissued as Series A Junior Participating Preferred Stock.

       5. In case this corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in each such case, each share of A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that this corporation shall, at any time after the Rights Declaration Date, (i) pay any dividend on the Common Stock payable in shares of Common Stock or make a distribution in shares of Common Stock to the holders of the Common Stock, (ii) subdivide the outstanding shares of Common Stock, or
(iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       6. The Series A Junior Participating Preferred Stock shall rank junior to all other series of this corporation's preferred stock with respect to declaration and payment of dividends and as to distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

       7. The Restated Certificate of Incorporation of this corporation shall not be changed so as to alter in an adverse manner the powers, preferences or special rights of the Series A Junior Participating Preferred Stock without the consent, either in writing or by vote at a meeting called for that purpose, of the holders of at least a majority of the number of shares at the time outstanding of the Series A Junior Participating Preferred Stock and all such other series of shares of preferred stock of this corporation, if any, whose powers, preferences or special rights are also so altered in a substantially similar manner. In giving such consent, the holders of the Series A Junior Participating Preferred Stock and of all other such series, if any, shall vote as a single class.

       8. The Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series A Junior Participating Preferred Stock.

       9. The Series A Junior Participating Preferred Stock shall be nonconvertible, and the holders of the Series A Junior Participating Preferred Stock shall not have any preemptive rights.

     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate to be signed by its Vice President and Treasurer and attested by its Secretary this 6th day of November, 1986.



                                               /s/ R. B. Casriel
                                               ----------------------------
                                               R. B. Casriel
                                               Vice President and Treasurer


Attest:

/s/ Paul C. Hebner
- ------------------
Paul C. Hebner
Secretary

CERTIFICATE OF INCREASE IN THE NUMBER OF SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK AUTHORIZED PURSUANT TO THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.
                                 ____________

PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                 ____________

     Occidental Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware ("this corporation"), does hereby certify:

     FIRST: The Restated Certificate of Incorporation of this corporation authorizes the issuance of 50,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"), of this corporation and, further, authorizes the Board of Directors of this corporation, by resolution or resolutions, from time to time, to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series.

     SECOND: On November 7, 1986, this corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Junior Participating Preferred Stock, dated November 6, 1986 (the "Certificate of Designation"), which Certificate of Designation sets forth, among other things, a certain resolution which (i) provides for the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock of this corporation, and (ii) fixes the number of shares of the Preferred Stock to be included in the Series A Junior Participating Preferred Stock at 2,000,000.

     THIRD: No shares of the Series A Junior Participating Preferred Stock of this corporation established by the Certificate of Designation have been issued.

     FOURTH: The Board of Directors of this corporation at a meeting duly called and held on the 19th day of February, 1987, at which meeting a quorum of the directors was present and acting throughout, did duly adopt a resolution authorizing an increase of 2,000,000 shares in the number of shares of the Preferred Stock to be included in the Series A Junior Participating Preferred Stock of this corporation, which resolution remains in full force and effect on the date hereof.

     FIFTH: After giving effect to the increase referred to in paragraph Fourth above, the total number of shares of the Preferred Stock to be included in the Series A Junior Participating Preferred Stock of this corporation is 4,000,000.

     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate of Increase to be signed by one of its Executive Vice Presidents and attested by its Secretary this 5th day of March, 1987.



                                                       /s/Gerald M. Stern
                                                       ------------------------
                                                          Gerald M. Stern
                                                      Executive Vice President
Attest:


/s/ Paul C. Hebner
- ------------------
Paul C. Hebner
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        OCCIDENTAL PETROLEUM CORPORATION


          Occidental Petroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation on February 19, 1987, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable, and directing that the Amendment be considered at the next annual meeting of the stockholders of the Corporation.

          SECOND: That thereafter on May 21, 1987, the 1987 annual meeting of the Corporation was duly held in accordance with the by-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the following resolution adopting the Amendment:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by adding the following as Section C of
          Article VI thereof:

          C. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section C of Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


          THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Dr. Ray R. Irani, its President, and attested by Paul C. Hebner, its Secretary, this 21st day of May 1987.



                                            By:        /s/ R R Irani
                                                 --------------------------
                                                        President


Attest:

/s/ Paul C. Hebner
- -----------------------------
Secretary

LEG-11798

                          CERTIFICATE OF DESIGNATIONS
                                     OF THE
                 $3.875 CUMULATIVE CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                       OF

                        OCCIDENTAL PETROLEUM CORPORATION

                            ------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation (the "Corporation"), at a meeting duly convened and held on February 11, 1993, at which a quorum was present and acting throughout:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby authorizes the creation of a series of $3.875 Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Corporation upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that may be applicable to the $3.875 Cumulative Convertible Preferred Stock) as follows:

     1. Designation and Amount; Fractional Shares; Par Value. There shall be a series of Preferred Stock of the Corporation designated as "$3.875 Cumulative Convertible Preferred Stock" and the number of shares constituting such series shall be 11,500,000. Such series is referred to herein as the "Convertible Preferred Stock." The Convertible Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Convertible Preferred Stock as set forth herein and in the Certificate of Incorporation. The par value of each share of Convertible Preferred Stock shall be $1.00.

     2. Definitions. As used herein, (i) "Legal Holiday" shall mean any day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or in Los Angeles, California,
(ii) "Initial Dividend Period" shall mean the period from and including the Date of Original Issue to and excluding April 1, 1993, (iii) "Subsequent Dividend Period" shall mean the applicable period from and including January 1 to and excluding the next April 1, from and including April 1 to and excluding the next July 1, from and including July 1 to and excluding the next October 1 or from and including October 1 to and excluding the next January 1, or, in each such case as to particular shares of the Convertible Preferred Stock, such shorter period during which such shares of the Convertible Preferred Stock are outstanding (including the first day but excluding the last day of such shorter period), but shall not include the Initial Dividend Period, (iv) "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires, (v) "Board of Directors" shall mean the Board of Directors of the Corporation, or (other than for purposes of Section 7 hereof), to the extent permitted by applicable law, a duly authorized committee thereof and (vi) "NYSE" shall mean the New York Stock Exchange; and the following terms shall have the respective meanings given thereto in the Sections indicated below:




                                                                    DEFINED IN
            DEFINED TERM                                              SECTION
            ------------                                            ----------


            "Applicable Price"......................................... 6(i)
            "Assets"................................................... 6(c)
            "Closing Price"............................................ 6(i)
            "Common Stock"............................................. 3(c)
            "Common Stock Fundamental Change".......................... 6(i)
            "Conversion Price"......................................... 6(a)
            "Convertible Preferred Stock".............................. 1
            "Current Market Price"..................................... 6(i)
            "Date of Original Issue"................................... 3(a)
            "Determination Date"....................................... 6(i)
            "Distribution Date"........................................ 6(k)
            "Dividend Payment Date".................................... 3(a)
            "Ex-Date".................................................. 6(i)
            "Ex-Dividend Period"....................................... 3(a)
            "Extraordinary Cash Dividend".............................. 6(i)
            "Fundamental Change"....................................... 6(i)
            "Junior Preferred Stock"................................... 3(c)
            "Liquidation".............................................. 3(b)
            "NASDAQ NMS"............................................... 6(i)
            "Non-Stock Fundamental Change"............................. 6(i)
            "Other Event".............................................. 6(i)
            "Purchaser Stock Price".................................... 6(i)
            "Record Date".............................................. 3(a)
            "Redemption Price"......................................... 5(a)
            "Reference Market Price"................................... 6(i)
            "Regular Cash Dividend".................................... 6(i)
            "Rights"................................................... 3(c)
            "Rights Agreement"......................................... 3(c)
            "Specified Date"........................................... 6(i)
            "Specified Dividend"....................................... 6(i)
            "Specified Event".......................................... 6(i)
            "Trading Day".............................................. 6(i)

     3. Dividends. (a) Holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cash dividends at an annual rate of $3.875 per share, and no more, which shall be fully cumulative, shall accumulate without interest from the date shares of Convertible Preferred Stock are first issued (the "Date of Original Issue"), and shall be payable, in cash, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"), commencing April 1, 1993 (except that, if any such date is a Saturday, Sunday or Legal Holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or Legal Holiday), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business on such record dates, not more than sixty days nor less than ten days preceding the related Dividend Payment Dates, as are fixed by the Board of Directors (each, a "Record Date"). Subject to Section 3(c), dividends on account of arrearages for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Holders at the close of business on a Record Date of shares of Convertible Preferred Stock that are called for redemption on a redemption date during the period (the "Ex-Dividend Period") between such Record Date and the corresponding Dividend Payment Date shall not, in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date.

     (b) The dividend payable as set forth in Section 3(a) on each share of the Convertible Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $.96875. For the Initial Dividend Period and any Subsequent Dividend Period during which such share was not outstanding for a full quarterly Dividend Period, the dividend payable on each such share of the Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend paid to a holder of Convertible Preferred Stock shall be based on the aggregate number of shares of Convertible Preferred Stock held by such holder at the close of business on the applicable record date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, dividends on each share of Convertible Preferred Stock will be cumulative from and including the Date of Original Issue to and excluding the earliest to occur of (i) the date of redemption of such share, (ii) the date of conversion of such share and (iii) the date of final distribution of assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such event referred to in this clause (iii), a "Liquidation"). Holders of shares of the Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, or to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the Convertible Preferred Stock that may be in arrears. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend with respect to shares of the Convertible Preferred Stock.

     (c) No dividends or other distributions (other than a dividend or distribution in Common Stock, par value $.20 per share ("Common Stock"), of the Corporation or any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon Liquidation ("Junior Preferred Stock")) shall be declared, made or paid or set apart for payment or distribution upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or in exchange for Common Stock or Junior Preferred Stock), unless full cumulative dividends on all outstanding shares of the Convertible Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for the payment thereof, for all Dividend Periods ending on or prior to the date of such declaration, payment, distribution, setting apart, making monies available, redemption, purchase or acquisition. Notwithstanding the foregoing,
(i) nothing in this Certificate shall prevent the Corporation from making contributions to, or purchasing capital stock in connection with, its employee benefit or dividend reinvestment plans, or from redeeming rights outstanding under the Rights Agreement, dated as of October 17, 1986, between the Corporation and the Rights Agent named therein, as such agreement may be supplemented, amended or replaced from time to time (the "Rights Agreement"), or any similar rights (the rights under the Rights Agreement and such similar rights, collectively, "Rights") and (ii) if at any time full cumulative dividends have not been declared and paid on the Convertible Preferred Stock and on any of the Corporation's preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock, partial dividends may be declared and paid on the Convertible Preferred Stock and such other preferred stock so long as such dividends are declared and paid pro rata so that the amounts of dividends declared and paid per share on the Convertible Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Convertible Preferred Stock and such other preferred stock bear to each other.

     (d) Any reference to "distribution" contained in this Section 3 shall not include any distribution made in connection with any Liquidation.

     4. Liquidation Preference. In the event of any Liquidation, each holder of a share of Convertible Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, a liquidation preference in the amount of $50.00 per share, plus all accumulated and unpaid dividends on such share to the date of final distribution to the holders of shares of Convertible Pre-ferred Stock, whether or not declared, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's stock ranking junior to the Convertible Preferred Stock upon such Liquidation. If, upon any Liquidation the amounts payable with respect to the liquidation preference of the Convert-ible Preferred Stock and any other shares of the Corporation's stock ranking on a parity with the Convertible Preferred Stock upon such Liquidation are not paid in full, the holders of Convertible Preferred Stock and of such other shares will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Convertible Preferred Stock and such other shares are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the Convertible Preferred Stock and such other stock bear to each other. After payment in full of the preferences in respect of the shares of the Convertible Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. Neither a consolidation or merger of the Corporation with or into another corporation, nor a merger of any other corporation with or into the Corporation, nor the sale of all or substantially all of the Corporation's property or business (other than in connection with a winding up of its business) will be considered a Liquidation for purposes of this Certificate.

     5. Redemption at Option of the Corporation. (a) The Convertible Preferred Stock may not be redeemed by the Corporation prior to February 18, 1998. On or after February 18, 1998, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or from time to time in part, out of funds legally available therefor, at any time or from time to time, at the following redemption prices per share, if redeemed during the 12-month period beginning February 18, of the year indicated:




                                                          REDEMPTION PRICE
              YEAR                                            PER SHARE
              ----                                        ----------------


              1998....................................       $51.9375
              1999....................................        51.5500
              2000....................................        51.1625
              2001....................................        50.7750
              2002....................................        50.3875
              2003 and thereafter.....................        50.0000


plus, in each case, an amount in cash equal to all accumulated and unpaid dividends thereon, if any, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price." The aggregate Redemption Price paid to a holder of Convertible Preferred Stock shall be the product of the aggregate number of shares of Con-vertible Preferred Stock redeemed from such holder and the per share Redemption Price, with such product being rounded to the nearest cent, with one-half cent rounded upward.

     (b) In case of the redemption of less than all of the then outstanding shares of Convertible Preferred Stock, the Corporation shall designate the shares to be redeemed by lot, pro rata or in such other manner as the Board of Directors may determine. The Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding unless all dividends accumulated and in arrears upon all shares of Convertible Preferred Stock shall have been paid for all Dividend Periods ending on or prior to the redemption date.

     (c) Not more than sixty nor less than thirty days prior to the redemption date fixed by the Board of Directors, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the number of shares of Convertible Preferred Stock to be redeemed, and if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder,

(iii) the Redemption Price, (iv) the place or places of payment, (v) that payment will be made upon presentation and surrender of the certificates representing shares of Convertible Preferred Stock, (vi) that on and after the date fixed for redemption dividends will cease to accumulate on such shares (unless the Corporation defaults in the payment of the Redemption Price), (vii) the then-effective Conversion Price and (viii) that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

     (d) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at a place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all the shares of Convertible Preferred Stock evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares of Convertible Preferred Stock. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the cer-tificates evidencing any shares of Convertible Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accumulate on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such notice) shall terminate. If funds legally available for such purpose are not sufficient for redemption of all of the shares of Convertible Preferred Stock that were to be redeemed, then such funds shall be applied pro rata to the redemption of all of the shares of Convertible Pre-ferred Stock to be redeemed. If less than all of the shares of Convertible Pre-ferred Stock evidenced by any certificate are so redeemed, a new certificate shall be issued evidencing the unredeemed portion of such shares, such unredeemed shares shall remain outstanding and the rights of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

     (e) The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory redemption, purchase, retirement or sinking fund.

     (f) Holders of Convertible Preferred Stock shall have no right to require redemption of the Convertible Preferred Stock.

     6.  Conversion Privileges.

     (a) Rights of Conversion. Each holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, to convert all or a por-tion of the shares held, at any time or from time to time after March 30, 1993 and prior to the close of business on the date fixed for redemption of such shares as herein provided (unless the Corporation shall fail irrevocably to deposit or set aside the funds sufficient for such redemption), into that number of fully paid and nonassessable shares of Common Stock, or such other securities and property as hereinafter provided (calculated as to each conversion to the nearest 1/100th of a share, with .5/100 rounded upwards), determined by dividing (i) the product of (x) $50.00 and (y) the aggregate number of shares of Convertible Preferred Stock being converted at such time by such holder, by (ii) the Conversion Price. For purposes of this Certificate "Conversion Price" shall initially mean $22.76 until such Conversion Price is adjusted in accordance with the provisions of this Section 6 and thereafter shall mean the Conversion Price in effect from time to time as so adjusted. All adjustments in the Conversion Price shall be rounded to the nearest whole cent, with one-half cent rounded upward.

     (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares pursuant hereto shall surrender the certificate or certificates evidencing such shares at the office of a transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by (i) an irrevocable written notice to the Corporation that the holder elects to convert such shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued, (ii) if required pursuant to Section 6(f), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demon-strating that such taxes have been paid) and (iii) such other payment, if any, required pursuant to the following paragraph.

     Except as provided in Section 3(a), the holder of a share of Convertible Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable thereon on the corresponding Dividend Payment Date notwithstanding the conversion thereof during the Ex-Dividend Period or the Corporation's default in the payment of the dividend due on such Dividend Payment Date; provided, that, unless such share has been called for redemption on a redemption date during the Ex-Dividend Period, a share of Convertible Preferred Stock surrendered for conversion during the Ex-Dividend Period must be accompanied by payment of an amount equal to the dividend payable on such share on such Dividend Payment Date. Except as provided for above, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion (whether or not in arrears) or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

     The Corporation shall, as soon as practicable after such surrender for conversion of certificates evidencing shares of Convertible Preferred Stock and compliance with the other conditions herein contained, deliver at such offices of such transfer agent to the person for whom such shares of Convertible Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled, together with a cash payment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock to be converted shall have been surrendered together with the irrevocable written notice, the payment of taxes (if applicable), and an amount equal to the dividend payable (if applicable), all as provided in the first two paragraphs of this Section 6(b), and the person or persons entitled to receive the Common Stock deliver-able upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such con-version shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and the other conditions specified above have been satisfied.

     (c) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

          (i) If the Corporation shall fix a Determination Date with respect to the payment or making of a dividend or other distribution on its Common Stock exclusively in Common Stock, the Conversion Price in effect as of the opening of business on the day following the Determination Date shall be reduced by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date and (B) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Determination Date had not been fixed.

          (ii) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on its Common Stock consisting exclusively of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the Determination Date, the Conversion Price in effect as of the opening of business on the day following the Determination Date shall be reduced by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (x) the num-ber of shares of Common Stock outstanding at the close of business on the Determination Date plus (y) the number of shares of Common Stock that the aggregate maximum offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and (B) the denominator of which shall be the sum of
     (x) the number of shares of Common Stock outstanding at the close of business on the Determination Date plus (y) the number of shares of Common Stock so offered for subscription or purchase. To the extent such rights or warrants expire and, as a result, shares of Common Stock issuable upon exercise thereof will not be delivered, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually issued upon exercise thereof. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Con-version Price that would then be in effect if such Determination Date had not been fixed.

          (iii) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such sub-division or combination becomes effective shall be proportionately reduced or increased, respectively, effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on its Common Stock (other than a dividend or distribution (A) referred to in Section 6(c)(i) or (ii), or (B) in connection with a Liquidation) consisting of evidences of its indebtedness, shares of any class of capital stock or other assets (including securities and Extraordinary Cash Dividends, but excluding Regular Cash Dividends) (any of the foregoing, other than any such excluded dividend or distribution, being hereinafter referred to as "Assets"), then, in each such case, unless the Corporation elects to reserve Assets for distribution to the holders of the Convertible Pre-ferred Stock upon the conversion thereof so that any holder converting shares of Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is en-titled, the amount and kind of such Assets that such holder would have received if such holder had, immediately prior to the Determination Date, converted its shares of Convertible Preferred Stock into Common Stock, the Conversion Price in effect as of the opening of business on the day fol-lowing the Determination Date shall be reduced by multiplying such Conver-sion Price by a fraction (x) the numerator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the fair market value (as determined by the Board of Directors, whose de-termination shall be conclusive and described in a resolution of the Board of Directors) on the Determination Date of the portion of the Assets so distributed applicable to one share of Common Stock and (y) the denomina-tor of which shall be such Current Market Price per share of the Common Stock on the Determination Date; provided however, that in the event the then fair market value (as so determined) of the portion of the Assets so distributed or distributable applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, ad-equate provision shall be made so that each holder of shares of Convert-ible Preferred Stock shall have the right to receive upon conversion the amount and kind of such Assets that such holder would have received if such holder had, immediately prior to the Determination Date, converted its shares of Convertible Preferred Stock into Common Stock. If such div-idend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Determination Date had not been fixed. If such Assets consist of any rights or warrants (other than those referred to in Section 6(c)(ii)) and such rights or warrants expire and, as a result, a portion of the As-sets issuable on exercise thereof will not be delivered, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or war-rants been made on the basis of delivery of only the Assets actually delivered. To the extent that a distribution of Assets consists of or includes (x) securities and the Board of Di-rectors determines the fair market value thereof by reference to the trad-ing market therefor, the Board of Directors shall, if possible, consider the Closing Price of such securities over the same period and (if approp-riate) applying adjustments of the type used in computing the applicable Current Market Price or (y) an Extraordinary Cash Dividend, the fair mar-ket value thereof shall be deemed to be the amount of cash constituting such Extraordinary Cash Dividend.

          (v) In addition to any other adjustment required hereby, to the extent permitted by law, the Corporation from time to time may reduce the Conversion Price by any amount, permanently or for any period of time of at least twenty days (excluding Legal Holidays), if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to this Section 6(c)(v), the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and, if applicable, the period it will be in effect.

          (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in determining whether any sub-sequent adjustment shall be required.

          (vii) Notwithstanding any other provision of this Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Corporation hereby covenants not to take any action to increase the par value per share of the Common Stock.

          (viii) When the Conversion Price is adjusted as herein provided:

             (1) the Corporation shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such ad-justment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

             (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

          (ix) In any case in which this subparagraph (c) provides that an adjustment shall become effective as of the opening of business on the day following a Determination Date, the Corporation may defer until the occurrence of the event for which such Determination Date shall have been fixed (A) issuing to the holder of any share of Convertible Preferred Stock converted after such Determination Date and before the occurrence of such event the additional shares of Common Stock issuable upon such con-version by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 6(d).

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convert-ible Preferred Stock. If a certificate or certificates representing more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggre-gate number of shares of Convertible Preferred Stock so surrendered by such re-cord holder as provided in Section 6(a). In lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price of the Common Stock on the Trading Day immediately preceding the date of conversion, calculated to the nearest cent, with one-half cent rounded upward.

     (e) Reclassification, Consolidation or Merger. If a Fundamental Change occurs, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, to convert such share only into:

          (1) in the case of a Non-Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash or other property receivable upon such Non-Stock Fundamental Change by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock was convertible immediately prior to such Non-Stock Fundamental Change, after giving effect to any adjustment in the Conversion Price required by the provisions of Section 6(h), and

          (2) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change, at the Conversion Price determined pursuant to the provisions of Section 6(h).

     The Corporation or the person formed by a consolidation or resulting from a merger that constitutes a Fundamental Change or which acquires the Corpora-tion's shares in any transaction that constitutes a Fundamental Change shall make provisions in its certificate or articles of incorporation or other con-stituent document to establish the right set forth above. Such certificate or articles of incorporation or other constituent document shall provide for adjustments in the Conversion Price which, for events subsequent to the effective date of such provisions, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

     (f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock (and associated Rights, if any) free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the author-ized number of shares of Common Stock (and associated Rights, if any) if at any time the number of shares of authorized and unissued Common Stock (and asso-ciated Rights, if any) shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock. If the delivery of Common Stock upon conversion of the Convertible Preferred Stock requires regis-tration with or approval of any governmental authority under the laws of any United States jurisdiction, the Corporation will in good faith and as expedi-tiously as possible use commercially reasonable efforts to make such registra-tion or obtain such approval, and shall not be required to deliver shares of Common Stock upon conversion until such registration is made or such approval is obtained. In addition, the Corporation shall not be required to deliver shares of Common Stock upon conversion if, in the opinion of its counsel, such delivery would violate the laws of any jurisdiction outside the United States.

     The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (g) Prior Notice of Certain Events.  In case:

          (i) the Corporation shall (A) declare any dividend or any other distribution on its Common Stock (other than (x) a dividend or other distribution payable in shares of Common Stock, (y) a Regular Cash Dividend or (z) a dividend or other distribution of Rights that at the time are not exercisable or tradeable separately from the Common Stock),
     (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock, or (C) authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than Rights); or

          (ii) of any reclassification of Common Stock (other than a sub-division or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (iii) of a Liquidation;

     then the Corporation shall cause to be filed with the transfer agent for, and mailed to the holders of record of, the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribu-tion, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange or Liquidation is expected to become effective, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange or Liquidation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 6 to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change (which shall be deemed to occur on the earlier of (i) the occurrence of such Fundamental Change and (ii) the Determination Date related to such Fundamental Change) as described below.

     In the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Fundamental Change shall become the lower of (A) the Conversion Price in effect immediately prior to such Fundamental Change (after giving effect to any other adjustments pursuant to this Section 6 made prior to such Fundamental Change), and (B) the product of (1) the greater of the Applicable Price and the then applicable Reference Market Price and (2) a fraction, the numerator of which shall be $50.00 and the denominator of which shall be the then current Redemption Price per share of Convertible Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being (x) the applicable Redemption Price (including accumulated and unpaid dividends, whether or not declared) set forth in Section 5 hereof, or (y) for Non-Stock Fundamental Changes occurring during the twelve-month periods commencing February 18, 1993, 1994, 1995, 1996 and 1997, $53.8750, $53.4875, $53.1000, $52.7125, and $52.3250, respectively, together with any accumulated and unpaid dividends thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change).

     In the case of a Common Stock Fundamental Change, the Conversion Price immediately following such Fundamental Change shall be the Conversion Price in effect immediately prior to such Fundamental Change (after giving effect to any other adjustments pursuant to this Section 6 made prior to such Fundamental Change) multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, however, that, in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of such suc-cessor, acquiror or other third party (and cash, if any, with respect to frac-tional interests), the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of such successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Fundamental Change.

     (i) Definitions. The following definitions shall apply to terms used in this Section 6:

          (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 6(i)(4).

          (2) "Closing Price" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the NYSE or, if such security is not listed or admitted to trading on the NYSE, on the principal nation-al securities exchange or quotation system on which such security is quot-ed or listed or admitted to trading or, if not quoted or listed or admit-ted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors (such determination to be conclusive and evidenced in a resolution adopted by the Board of Directors).

          (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors (such determination to be conclusive and evidenced in a resolution adopted by the Board of Directors)) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for list-ing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the Nation-al Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ NMS"); provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation con-tinues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding, directly or indirectly, to the business of the Corporation, which convertible prefer-red stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

          (4) "Current Market Price" per share of Common Stock on any date (the "Specified Date") shall be deemed to be the average of the daily Closing Prices with respect to the Common Stock for the ten consecutive Trading Days ending on the Specified Date (or, if the Specified Date is not a Trading Day, on the Trading Day immediately preceding the Specified Date); provided, however, that, if the Current Market Price is being calculated with respect to an event (the "Specified Event") requiring calculation pursuant to Section 6(c)(ii) or 6(c)(iv) and (A) the Ex-Date for any event that requires an adjustment to the Conversion Price pursuant to Section 6(c)(i), (ii), (iii) or (iv) or Section 6(h) other than the Specified Event (an "Other Event") occurs during such ten consecutive Trading Days and prior to the Ex-Date for the Specified Event, the Closing Price for each Trading Day prior to the Ex-Date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (B) the Ex-Date for any Other Event occurs during such ten consecutive Trading Days and on or after the Ex-Date for the Specified Event, the Closing Price for each Trading Day on and after the Ex-Date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the

     Conversion Price is so required to be adjusted as a result of such Other Event (provided that, if such fraction is required to be determined at any date by reference to events taking place subsequent to the Specified Date, the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors, shall estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the Specified Date, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjust-ed as a result of such Other Event is determined), and (C) the Ex-Date for the Specified Event is on or prior to the Specified Date, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each Trading Day on or after such Ex-Date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(c)(iv), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the securities or other assets being distributed applicable to one share of Common Stock as of the close of business on the day before such Ex-Date.

          (5) "Determination Date" shall mean, with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

          (6) "Ex-Date" shall mean (i) when used with respect to any dividend, distribution or Fundamental Change, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant mar-ket without the right to receive such dividend or distribution, or the cash, securities, property or other assets distributable in such Fun-damental Change to holders of the Common Stock, and (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

          (7) "Extraordinary Cash Dividend" shall mean, with respect to any cash dividend or cash distribution (other than a dividend or distribution in connection with a Liquidation) on the Common Stock (the "Specified Dividend"), an amount determined pursuant to the following sentence. If, upon the date prior to the date of the declaration (the "Declaration Date") with respect to the Specified Dividend, the aggregate per share amount of the Specified Dividend, together with the aggregate per share amounts of all cash dividends and cash distributions on the Common Stock with Ex-Dates occurring in the 360 consecutive day period ending on the date prior to the Ex-Date with respect to the Specified Dividend, exceeds 15% of the Current Market Price of the Common Stock on the Trading Day prior to the Declaration Date with respect to the Specified Dividend, such excess shall be deemed to be an Extraordinary Cash Dividend.

          (8) "Fundamental Change" shall mean the occurrence of any transaction or event pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, that (A) in the case of any plan involving more than one such transaction or event, for purposes of adjustment of the Conver-sion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock of the Corporation was exchanged for, converted into, or acquired for, or constituted solely the right to receive, cash, securities, property or other assets; and (B) such term does not include (i) a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of the Common Stock, (ii) any such transaction or event in which the Corporation and/or any of its sub-sidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (iii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors (or persons holding an equivalent position) of such other issuer outstanding immediately following such transaction or other event.

          (9) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

          (10) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

          (11) "Reference Market Price" shall initially mean $12.33, and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall be adjusted (with one-half cent rounded upward) so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be equal to 0.5417.

          (12) "Regular Cash Dividend" means any cash dividend or cash distribution with respect to the Common Stock other than an Extraordinary Cash Dividend.

          (13) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (y) if the applicable security is quoted on the NASDAQ NMS, a day on which a trade may be made on the NASDAQ NMS or
     (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (j) Dividend or Interest Reinvestment Plans; Other. Notwithstanding the foregoing provisions, (i) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, (ii) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or similar program of the Corporation, (iii) the issuance of any shares of Common Stock upon exercise of any other option, warrant, right or exercisable, exchangeable or convertible security of the Corporation (it being understood that the provisions of this clause (iii) shall not prevent an adjustment to the Conversion Price otherwise required hereunder, if any, upon the issuance, or the Determination Date relating to the issuance, of such other option, warrant, right or exercisable, exchangeable or convertible security), and (iv) subject to Section 6(k) below, any issuance of Rights that at the time of original issuance are not exercisable or tradeable separately from the Common Stock but may become exercisable or separately tradeable upon terms and conditions set forth or similar to those set forth in the Rights Agreement, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjust-ment of the Conversion Price in case of the issuance of any stock (or securi-ties convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 6. Except as expressly set forth above, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest value to the holders of the Convertible Preferred Stock (as determined by the Board of Directors, whose determination shall be conclusive).

     (k) Rights. So long as Rights are attached to the outstanding shares of Common Stock, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined below), the date of redemption of the Rights or the date of expiration of the

Rights shall be issued with Rights in a number equal to the number of Rights then attached to each outstanding share of Common Stock.

     If a Distribution Date shall occur, then for purposes of Section 6(c)(iv) (and no other purpose), a distribution of all Rights then outstanding shall be deemed to occur on such date, which shall be deemed the Determination Date with respect to such distribution. For purposes of such Section, a redemption of such Rights shall be deemed an expiration thereof, except that the portion of the Assets that were not delivered as a result of the expiration of such Rights shall be reduced by the aggregate amount paid in redemption of such Rights. If the Corporation does not elect to reserve Rights for distribution to the holders of the Convertible Preferred Stock upon the conversion thereof after such Distribution Date in accordance with Section 6(c)(iv), the adjustments required pursuant to such Section shall be deemed an appropriate adjustment for purposes of Section 3(e) of the Rights Agreement or any similar provision relating to Rights. Notwithstanding any other provision hereof, no adjustment in the Conversion Price shall be made on account of any exercise of Rights. References to Common Stock in this Certificate do not include the Rights attached thereto.

     As used herein, the term "Distribution Date" shall have the meaning given thereto in the Rights Agreement or, if such term is not defined therein, shall mean the first date upon which Rights become exercisable or tradeable separately from the Common Stock.

     (l) Exclusion of Treasury Shares. For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any of its majority-owned subsidiaries.

     7.  Voting Rights.

     (a) General. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by applicable law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each such share held. Any shares of Convertible Preferred Stock held by the Corporation or any subsidiary of the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares under this Section 7.

     (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock shall be in arrears in an aggregate amount equal to at least six full quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall terminate when all accumulated and unpaid dividends on the Convertible Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the rights of the holders of the Convertible Preferred Stock and such other preferred stock to vote for such two additional directors. Each such director so elected shall serve until the next annual meeting and until his successor is elected, unless his term of office is terminated earlier as provided in the preceding sentence.

     The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of two directors shall be exercisable at the next annual meeting of stockholders following the default or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than ninety days preceding the date established (or, if not yet established, reasonably expected by the Corporation to be established) for the next annual meeting of stockholders, the Chairman of the Board of the Corporation or other authorized officer of the Corporation, if any, shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Convertible Preferred Stock, call a special meeting of the holders of the Convertible Preferred Stock and any other holders of preferred stock entitled to vote thereon to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

     The holders of the Convertible Preferred Stock and such other preferred stock referred to above voting as a class shall have the exclusive right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

     (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of the Convertible Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation, as the same may be amended from time to time, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) create, authorize or issue, or reclassify any author-ized stock of the Corporation into, or increase the authorized amount of, any class or series of stock of the Corporation ranking senior to the Convertible Preferred Stock as to dividends or upon Liquidation. A class vote on the part of the Convertible Preferred Stock shall not be required (except as otherwise required by law or resolution of the Board of Directors) in connection with any other matter, including, without limitation, the authorization, issuance or increase in the authorized amount of any shares of any class or series of stock of the Corporation that either (A) ranks junior to, or on a parity with, the Convertible Preferred Stock as to dividends and upon Liquidation or (B) is, at the time of such increase, undesignated as to ranking with respect to dividends and upon Liquidation.

     8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

          (i) prior to the Convertible Preferred Stock, as to dividends or upon Liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of Convertible Preferred Stock.

          (ii) on a parity with the Convertible Preferred Stock, as to dividends or upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Convertible Preferred Stock, if the holders of such class or series of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation prices, as the case may be, without preferences or priority one over the other.

          (iii) junior to the Convertible Preferred Stock, as to dividends or upon Liquidation, if such stock shall be Common Stock or any other class or series of capital stock of the Corporation if the holders of Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in pre-ference or priority to the holders of shares of such stock. For purposes of this Certificate, the Series A Junior Participating Preferred Stock of the Corporation shall constitute Junior Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) as provided in Section 5(d), (ii) from the date of surrender of a certificate evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock represented by such certificate and converted into Common Stock and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Cor-poration or any direct or indirect majority-owned subsidiary of the Corporation.

     10. Status of Acquired Shares. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

     11. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Fred J. Gruberth, its Vice President and Treasurer, and attested by Matthew T. Gay, its Assistant Secretary, on the 16th day of February, 1993.

                                          OCCIDENTAL PETROLEUM CORPORATION

                                          By:    /s/  FRED J. GRUBERTH
                                              -------------- --------------
                                              Name:   Fred J. Gruberth
                                              Title:  Vice President and
                                                      Treasurer

Attest:

     /s/  MATTHEW T. GAY
- ------------------------------
Name:   Matthew T. Gay
Title:  Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        OCCIDENTAL PETROLEUM CORPORATION


     Occidental Petroleum Corporation, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation on February 11, 1993, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable, and directing that the Amendment be considered at the next annual meeting of the stockholders of the Corporation.

     SECOND: That thereafter on April 28, 1993, the 1993 annual meeting of the Corporation was duly held in accordance with the by-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of stock as required by statute were voted in favor of the following resolution adopting the Amendment:

         RESOLVED, that Section A of Article VI of the Restated Certificate of Incorporation, as amended, of this Corporation be amended so that in its entirety, the said Section A shall read as set forth below.

         A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than ten nor more than fourteen directors, or such greater number as is provided for in the following paragraph. The Board of Directors shall initially consist of fourteen directors, until the exact number is changed from time to time within the foregoing limits by, or in such manner as may be provided in, the By-laws of the Corporation. The directors shall be divided into three classes, consisting initially of four, five and five directors and designated Class I, Class II and Class III, respectively. Each director shall serve for a term ending at the annual meeting in the third year following the annual meeting at which such director is elected, provided, however, that each director shall hold office after the annual meeting at which his term is scheduled to end until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill a newly created directorship resulting from an increase in any class shall hold office for a term that shall coincide with the remaining term of the other directors of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall be in addition to the number of directors provided for in the preceding paragraph, and shall not be divided into classes pursuant to this
    Article VI unless expressly provided by such terms.

    THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Dr. Ray R. Irani, its Chairman of the Board, President, and Chief Executive Officer, and attested by John W. Alden, its Assistant Secretary, this 28th day of April, 1993.


                                                 By:    /s/ Ray R. Irani
                                                     -----------------------
                                                     Dr. Ray R. Irani
                                                     Chairman of the Board,
                                                     President, and Chief
                                                     Executive Officer
(Corporate Seal)


Attest:

 /s/ John W. Alden
- -------------------
John W. Alden
Assistant Secretary


PST\Secrtry\002

                          CERTIFICATE OF DESIGNATIONS
                                     OF THE
            $3.00 CUMULATIVE CXY-INDEXED CONVERTIBLE PREFERRED STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                       OF

                        OCCIDENTAL PETROLEUM CORPORATION
                            ------------------------
                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                            ------------------------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by written consent, dated January 26, 1994, of the sole member of the Pricing Committee of the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation (the "Corporation"):

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Pricing Committee of the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Pricing Committee of the Board of Directors hereby authorizes the creation of a series of $3.00 Cumulative CXY-Indexed Convertible Preferred Stock, par value $1.00 per share, of the Corporation upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that may be applicable to the $3.00 Cumulative CXY-Indexed Convertible Preferred Stock) as follows:

     1. Designation and Amount; Fractional Shares; Par Value. There shall be a series of Preferred Stock of the Corporation designated as "$3.00 Cumulative CXY-Indexed Convertible Preferred Stock" and the number of shares constituting such series shall be 11,388,340. Such series is referred to herein as the "Convertible Preferred Stock." The Convertible Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Convertible Preferred Stock, as set forth herein and in the Certificate of Incorporation. The par value of each share of Convertible Preferred Stock shall be $1.00.

     2. Definitions. As used herein, (i) "Legal Holiday" shall mean any day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or in Los Angeles, California,
(ii) "Initial Dividend Period" shall mean the period from and including the Date of Original Issue to and excluding April 1, 1994, (iii) "Subsequent Dividend Period" shall mean the applicable period from and including January 1 to and excluding the next April 1, from and including April 1 to and excluding the next July 1, from and including July 1 to and excluding the next October 1 or from and including October 1 to and excluding the next January 1, or, in each such case as to particular shares of the Convertible Preferred Stock, such shorter period during which such shares of the Convertible Preferred Stock are outstanding (including the first day but excluding the last day of such shorter period), but shall not include the Initial Dividend Period, (iv) "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires, (v) "Board of Directors" shall mean the Board of Directors of the Corporation, or (other than for purposes of Section 7 hereof), to the extent permitted by applicable law, a duly authorized committee thereof, (vi) "NYSE" shall mean the New York Stock Exchange and (vii) "TSE" shall mean The Toronto

Stock Exchange; and the following terms shall have the respective meanings given thereto in the Sections indicated below:




                                                             DEFINED IN
        DEFINED TERM                                          SECTION
        ------------                                        ------------



       "Assets"...........................................   6(c)(iv)
       "Calculation Date".................................   6(h)(vi)
       "CanadianOxy"......................................   6(h)(i)
       "CanadianOxy Common Shares"........................   6(h)(ii)
       "Closing Price"....................................   6(h)(iii)
       "Conversion Date"..................................   6(b)
       "Conversion Ratio".................................   6(h)(iv)
       "Convertible Preferred Stock"......................   1
       "Currency Exchange Rate"...........................   6(h)(v)
       "Date of Original Issue"...........................   3(a)
       "Day Prior Ratio"..................................   6(h)(vi)
       "Declaration Date".................................   6(h)(ix)
       "Determination Date"...............................   6(h)(vii)
       "Distribution Date"................................   6(j)
       "Dividend Payment Date"............................   3(a)
       "Ex-Date"..........................................   6(h)(viii)
       "Ex-Dividend Period"...............................   3(a)
       "Expiration Date"..................................   6(e)(i)
       "Extraordinary Cash Dividend"......................   6(h)(ix)
       "Fair Market Value"................................   6(h)(x)
       "Five Day Ratio"...................................   6(h)(xi)
       "Fraction".........................................   6(e)(i)
       "Junior Preferred Stock"...........................   3(c)
       "Liquidation"......................................   3(b)
       "Listed Common Stock"..............................   6(h)(xii)
       "Listed Security"..................................   6(h)(xiii)
       "Market Price".....................................   6(h)(xiv)
       "NNM"..............................................   6(h)(xix)
       "Occidental Common Stock"..........................   3(c)
       "Price Ratio"......................................   6(h)(xv)
       "Purchased Shares".................................   6(e)(i)
       "Record Date"......................................   3(a)
       "Redemption Notice"................................   5(c)
       "Redemption Period"................................   6(h)(xvi)
       "Redemption Price".................................   5(a)
       "Regular Cash Dividend"............................   6(h)(xvii)
       "Rights"...........................................   3(c)
       "Rights Agreement".................................   3(c)
       "Share Factor".....................................   6(h)(xviii)
       "Specified Date"...................................   6(h)(xiv)
       "Specified Dividend"...............................   6(h)(ix)
       "Successor"........................................   6(e)(iii)
       "Trading Day"......................................   6(h)(xix)


     All references in this Certificate to "dollars," "$," "United States Dollars" and all similar references are to United States dollars; and all references in this Certificate to "Canadian Dollars" and all similar references are to Canadian dollars.

     3. Dividends. (a) Holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, cash dividends at an annual rate of $3.00 per share, and no more, which shall be fully cumulative, shall accumulate without interest from the date shares of Convertible Preferred Stock are first issued (the "Date of Original Issue"), and shall be payable, in cash, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"), commencing April 1, 1994 (except that, if any such date is a Saturday, Sunday or Legal Holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or Legal Holiday), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business on such record dates, not more than sixty days nor less than ten days preceding the related Dividend Payment Dates, as are fixed by the Board of Directors (each, a "Record Date"). Subject to Section 3(c), dividends on account of arrearages for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Holders at the close of business on a Record Date of shares of Convertible Preferred Stock that are called for redemption on a redemption date during the period (the "Ex-Dividend Period") between such Record Date and the corresponding Dividend Payment Date shall not, in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date.

     (b) The dividend payable as set forth in Section 3(a) on each share of the Convertible Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $0.75. For the Initial Dividend Period and any Subsequent Dividend Period during which such share was not out-standing for a full quarterly Dividend Period, the dividend payable on each such share of the Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Notwithstanding the fore-going, in the event that any shares of Convertible Preferred Stock are issued after the Date of Original Issue upon exercise of any underwriter's over-allotment option, such shares shall be deemed to have been outstanding from the Date of Original Issue. The aggregate dividend paid to a holder of Convertible Preferred Stock shall be based on the aggregate number of shares of Convertible Preferred Stock held by such holder at the close of business on the applicable record date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, dividends on each share of Convert-ible Preferred Stock will be cumulative from and including the Date of Original Issue to and excluding the earliest to occur of (i) the date of redemption of such share, (ii) the date of conversion of such share and (iii) the date of final distribution of assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such event referred to in this clause (iii), a "Liquidation"). Holders of shares of the Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, or to any interest, or sum of money in lieu of interest, in respect of any dividend payment or pay-ments on shares of the Convertible Preferred Stock that may be in arrears. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend with respect to shares of the Convertible Preferred Stock.

     (c) No dividends or other distributions (other than a dividend or distribution in Common Stock, par value $.20 per share ("Occidental Common Stock"), of the Corporation or in any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon Liquidation ("Junior Preferred Stock")) shall be declared, made or paid or set apart for payment or distribution upon the Occidental Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Occidental Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or in exchange for Occidental Common Stock or Junior Preferred Stock), unless full cumulative dividends on all outstanding shares of the Convertible Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for the payment thereof, for all Dividend Periods ending on or prior to the date of such declaration, pay-ment, distribution, setting apart, making monies available, redemption, pur-chase or acquisition. Notwithstanding the foregoing, (i) nothing in this Cer-tificate shall prevent the Corporation from making contributions to, or pur-chasing capital stock in connection with, its employee benefit or dividend re-investment plans, or from redeeming rights outstanding under the Rights Agree-ment, dated as of October 17, 1986, between the Corporation and the Rights Agent named therein, as such agreement may be supplemented, amended or replaced from time to time (the "Rights Agreement"), or any similar rights (the rights under the Rights Agreement and such similar rights, collectively, "Rights") and (ii) if at any time full cumulative dividends have not been declared and paid on the Convertible Preferred Stock and on any of the Corporation's preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock, partial dividends may be declared and paid on the Convertible Preferred Stock and such other preferred stock so long as such dividends are declared and paid pro rata so that the amounts of dividends declared and paid per share on the Convertible Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Convertible Preferred Stock and such other preferred stock bear to each other.

     (d) Any reference to "distribution" contained in this Section 3 shall not include any distribution made in connection with any Liquidation.

     4. Liquidation Preference. In the event of any Liquidation, each holder of a share of Convertible Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, a liquidation preference in the amount of $50.00 per share, plus all accumulated and unpaid dividends on such share to the date of final distribution to the holders of shares of Convertible Preferred Stock, whether or not declared, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Occidental Common Stock or any other class or series of the Corporation's stock ranking junior to the Conver-tible Preferred Stock upon such Liquidation. If, upon any Liquidation, the amounts payable with respect to the liquidation preference of the Convertible Preferred Stock and any other shares of the Corporation's stock ranking on a parity with the Convertible Preferred Stock upon such Liquidation are not paid in full, the holders of Convertible Preferred Stock and of such other shares will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Convertible Preferred Stock and such other shares are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the Convertible Preferred Stock and such other stock bear to each other. After pay-ment in full of the preferences in respect of the shares of the Convertible Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. Neither a consolidation or merger of the Corporation with or into another corporation, nor a merger of any other corporation with or into the Corporation, nor the sale of all or substantially all of the Cor-poration's property or business (other than in connection with a winding up of its business) will be considered a Liquidation for purposes of this Certificate.

     5. Redemption at Option of the Corporation. (a) The Convertible Preferred Stock may not be redeemed by the Corporation prior to January 1, 1999. On or after January 1, 1999, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or from time to time in part, out of funds legally available therefor, at any time or from time to time, at the following redemption prices per share, if redeemed during the 12-month period beginning January 1, of the year indicated:




                                                              REDEMPTION
                                                              PRICE PER
         YEAR                                                   SHARE
         ----                                                 ----------



         1999.............................................     $51.50
         2000.............................................      51.20
         2001.............................................      50.90
         2002.............................................      50.60
         2003.............................................      50.30
         2004 and thereafter..............................      50.00


plus, in each case, an amount in cash equal to all accumulated and unpaid dividends thereon, if any, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price". The aggregate Redemption Price paid to a holder of Convertible Prefer-red Stock shall be the product of the aggregate number of shares of Convertible Preferred Stock redeemed from such holder and the per share Redemption Price, with such product being rounded to the nearer cent, with one-half cent rounded upward.

     (b) In case of the redemption of less than all of the then outstanding shares of Convertible Preferred Stock, the Corporation shall designate the shares to be redeemed by lot, pro rata or in such other manner as the Board of Directors may determine. The Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding unless all dividends accumulated and in arrears upon all shares of Convertible Preferred Stock shall have been paid for all Dividend Periods ending on or prior to the redemption date.

     (c) Not more than sixty nor less than thirty days prior to the redemption date fixed by the Board of Directors, notice (the "Redemption Notice") by first class mail, postage prepaid, shall be given to the holders of record of shares of the Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such Redemption Notice shall specify (i) the date fixed for redemption,
(ii) the number of shares of Convertible Preferred Stock to be redeemed, and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the Redemption Price,
(iv) the place or places of payment, (v) that payment will be made upon pre-sentation and surrender of the certificates representing shares of Convertible Preferred Stock, (vi) that on and after the date fixed for redemption dividends will cease to accumulate on such shares (unless the Corporation defaults in the payment of the Redemption Price), (vii) the then-effective Share Factor and
(viii) that the right of holders to convert shares of Convertible Preferred Stock called for redemption shall terminate at the close of business on the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

     (d) Any Redemption Notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such Redemption Notice; and failure to give such Redemption Notice by mail, or any defect in such Redemp-tion Notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such Redemption Notice, each holder of the shares called for redemp-tion shall surrender the certificate evidencing such shares to the Corporation at a place designated in such Redemption Notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. A Redemption Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares of Convertible Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accumulate on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such Redemption Notice) shall terminate. If funds legally available for such purpose are not sufficient for redemption of all of the shares of Convertible Preferred Stock that were to be redeemed, then such funds shall be applied pro rata to the redemption of all of the shares of Convertible Preferred Stock to be redeemed. If less than all of the shares of Convertible Preferred Stock evidenced by any certificate are so redeemed, a new certificate shall be issued evidencing the unredeemed portion of such shares, such unredeemed shares shall remain outstanding and the rights of holders of such unredeemed shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

     (e) The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory redemption, purchase, retirement or sinking fund.

     (f) Holders of Convertible Preferred Stock shall have no right to require redemption of the Convertible Preferred Stock.

     6. Conversion Privileges.

     (a) Rights of Conversion. Subject to the other provisions of this Certificate of Designations (including Section 6(e)(ii)), each holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, to convert all or a portion of the shares held, at any time or from time to time prior to the close of business on the date fixed for redemption of such shares as herein provided (unless the Corporation shall fail irrevocably to deposit or set aside the funds sufficient for such redemption), into that number of fully paid and nonassessable shares of Occidental Common Stock (cal-culated as to each conversion to the nearer 1/100th of a share, with .5/100 rounded upwards to 1/100) determined by multiplying (i) the Conversion Ratio by
(ii) the aggregate number of shares of Convertible Preferred Stock being con-verted at such time by such holder.

     (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares pursuant hereto shall surrender the certificate or certificates evidencing such shares at the office of a transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corpora-tion or in blank, accompanied by (i) an irrevocable written notice to the Cor-poration that the holder elects to convert such shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Occidental Common Stock are to be issued, (ii) if required pursuant to Section 6(f), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid) and (iii) such other payment, if any, required pursuant to the following paragraph.

     Except as provided in Section 3(a), the holder of a share of Convertible Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable thereon on the corresponding Dividend Payment Date notwithstanding the conversion thereof during the Ex-Dividend Period or the Corporation's default in the payment of the dividend due on such Dividend Payment Date; provided, that, unless such share has been called for redemption on a redemption date during the Ex-Dividend Period, a share of Convertible Preferred Stock surrendered for conversion during the Ex-Dividend Period must be accompanied by payment of an amount equal to the dividend payable on such share on such Dividend Payment Date. Except as provided for above, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion (whether or not in arrears) or on account of any dividend on the Occidental Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

     The Corporation shall, as soon as practicable after such surrender for conversion of certificates evidencing shares of Convertible Preferred Stock and compliance with the other conditions herein contained, but subject to Section 6(f), deliver at such offices of such transfer agent to the person for whom such shares of Convertible Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Occidental Common Stock to which such person shall be entitled, to-gether with a cash payment in respect of any fraction of a share of Occidental Common Stock or any cash payment pursuant to Section 6(e)(iii), Section 6(e)
(iv) or Section 6(f). Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Date") on which the certificates for shares of Convertible Preferred Stock to be converted shall have been surrendered together with the irrevocable written notice, the payment of taxes (if applicable), and an amount equal to the dividend payable (if applicable), all as provided in the first two paragraphs of this Section 6(b). The person or persons entitled to receive the Occidental Common Stock deliverable upon con-version of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Occidental Common Stock on the Conver-sion Date, unless the stock transfer books of the Corporation or the Successor, as the case may be, shall be closed on the Conversion Date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the Conversion Ratio in effect on the Conversion Date.

     (c) Adjustment of Terms of Conversion. The terms of conversion shall be subject to adjustment from time to time in accordance with Section 6(e) and as follows:

          (i) If CanadianOxy shall fix a Determination Date with respect to the payment or making of a dividend or other distribution on the CanadianOxy Common Shares exclusively in CanadianOxy

     Common Shares, the Share Factor in effect as of the opening of business on the day following the Determination Date shall be increased by dividing such Share Factor by a fraction (A) the numerator of which shall be one and (B) the denominator of which shall be the sum of one and the number of shares, or fraction thereof, constituting such dividend or other distribution to be paid or made in respect of each CanadianOxy Common Share.

          (ii) If CanadianOxy shall fix a Determination Date with respect to the making of a dividend or other distribution on the CanadianOxy Common Shares consisting exclusively of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding 45 days from the date of such dividend or other distribution, CanadianOxy Common Shares at a price per share less than the Market Price of one CanadianOxy Common Share on the Ex-Date for such dividend or distribution, the Share Factor in effect as of the opening of business on the day fol-lowing the Determination Date shall be increased by dividing such Share Factor by a fraction (A) the numerator of which shall be the sum of one plus a fraction, the numerator of which is equal to the product of (x) the number of CanadianOxy Common Shares that may be subscribed for or pur-chased pursuant to the rights or warrants paid as a dividend on, or dis-tributed in respect of, each CanadianOxy Common Share and (y) the per share subscription or purchase price of such rights or warrants (converted to United States Dollars based on the Currency Exchange Rate in effect on the second Trading Day immediately preceding the Ex-Date), and the denom-inator of which is equal to the Market Price of one CanadianOxy Common Share on the Ex-Date, and (B) the denominator of which shall be the sum of one plus the number of CanadianOxy Common Shares that may be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each CanadianOxy Common Share.

          (iii) If outstanding CanadianOxy Common Shares shall be subdivided into a greater number of CanadianOxy Common Shares or combined into a smaller number of CanadianOxy Common Shares, the Share Factor in effect at the opening of business on the day upon which such subdivision or combination becomes effective shall be proportionately increased or reduced, respectively.

          (iv) If CanadianOxy shall fix a Determination Date with respect to the making of a dividend or other distribution on the CanadianOxy Common Shares (other than a dividend or distribution referred to in Section 6(c)
     (i) or Section 6(c)(ii), or in connection with a liquidation, dissolution or winding up (whether voluntary or involuntary) of CanadianOxy) consist-ing of evidences of its indebtedness, shares of any class of capital stock or other assets (including securities and Extraordinary Cash Dividends, but excluding Regular Cash Dividends) (any of the foregoing, other than any such excluded dividend or distribution, being hereinafter referred to as "Assets"), then, in each such case, the Conversion Ratio in effect as of the opening of business on the day following the Determination Date shall thereafter be increased by adding thereto the product of (A) the Share Factor in effect on the Determination Date and (B) a fraction, the numerator of which is the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one CanadianOxy Common Share and the denominator of which is the Market Price of one share of Occidental Common Stock on the applicable Conversion Date.

          (v) If the terms of conversion are adjusted pursuant to Section 6(c)(i), Section 6(c)(ii) or Section 6(c)(iv) as a result of CanadianOxy fixing a Determination Date, and the dividend or distribution with respect to which such Determination Date was fixed is not paid or made, or is only paid or made in part, the Share Factor or Conversion Ratio in effect as of the opening of business on the day following the date on which such dividend or distribution was to have been paid or made shall be adjusted to equal either (A) if such dividend or distribution is not paid or made, the Share Factor or Conversion Ratio that would then be in effect if such Determination Date had not been fixed, or (B) if such dividend or distribution is only paid or made in part, the Share Factor or Conversion Ratio that would then be in effect if the adjustment made as of the open-ing of business on the day following the Determination Date had been made on the basis of a dividend or distribution in the amount actually paid or made. If the terms of conversion are adjusted pursuant to Section 6(c)(ii) or Section 6(c)(iv) as a result of CanadianOxy fixing a Determination Date for a dividend or distribution consisting of rights or warrants, and any of such rights or warrants expire unexercised, the Share Factor or Conver-sion Ratio in effect as of the opening of business on the day following the date of expiration of such rights or warrants shall be adjusted to equal the Share Factor or Conversion Ratio that would then be in effect if the adjustment made as of the opening of business on the day following the Determination Date with respect to such dividend or distribution had been made assuming that the number of CanadianOxy Common Shares that could be subscribed for or purchased pursuant to the rights or warrants paid as a dividend on, or distributed in respect of, each CanadianOxy Common Share had been multiplied by a fraction, the numerator of which is equal to the total number of such rights or warrants that were actually exercised and the denominator of which is equal to the total number of such rights or warrants that were paid as a dividend or distributed.

          (vi) In addition to any other adjustment required hereby, to the extent permitted by law, the Corporation from time to time may increase the Share Factor by any amount, permanently or for any period of time of at least twenty days (excluding Legal Holidays), if the increase is irrevocable during the period. Whenever the Share Factor is increased pursuant to this Section 6(c)(vi), the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the increase at least fifteen days prior to the date the increased Share Factor takes effect, and such notice shall state the increased Share Factor and, if applicable, the period it will be in effect.

          (vii) No adjustment in the Share Factor pursuant to this Section 6(c) or Section 6(e) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Share Factor; provided, however, that any adjustments which by reason of this subparagraph (vii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          (viii) When the terms of conversion are adjusted as provided in this Certificate of Designations:

               (1) the Corporation shall compute the adjustment and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted terms of conversion and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

               (2) a notice stating that the terms of conversion have been adjusted and setting forth the adjusted terms of conversion shall as soon as practicable after the Corporation has calculated such adjustment be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

          (ix) In any case in which this subparagraph (c) provides that an adjustment shall become effective as of the opening of business on the day following the Determination Date with respect to a dividend or distri-bution or on the day following the day upon which a subdivision or com-bination becomes effective, the Corporation may defer until such dividend, distribution, subdivision or combination is effected (A) issuing to the holder of any share of Convertible Preferred Stock converted after such day and before such dividend, distribution, subdivision or combination is effected the additional shares of Occidental Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Occidental Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional share of Occidental Common Stock pur-suant to Section 6(d).

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Occidental Common Stock shall be issued upon conversion of Convertible Preferred Stock. If a certificate or certificates representing more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Occidental Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered by such record holder as provided in Section 6(a). In lieu of any fractional share of Occidental Common Stock that would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price of the Occidental Common Stock on the Trading Day immediately preceding the Conversion Date, calculated to the nearer cent, with one-half cent rounded upward.

     (e) Self-Tender for CanadianOxy Common Shares; Reclassification, Consolidation or Merger; Occidental Common Stock No Longer Listed.

          (i) Self-Tender for CanadianOxy Common Shares. In the case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by CanadianOxy or any subsidiary of CanadianOxy for all or any portion of the CanadianOxy Common Shares, in which the cash and value of any other consideration included in such payment per CanadianOxy Common Share (converted to United States Dollars based on the Currency Exchange Rate in effect on the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Date")) exceeds the Market Price of one CanadianOxy Common Share on the Ex-Date for such tender or exchange offer, the Share Factor in effect as of the opening of business on the day following the Expiration Date shall be increased by dividing such Share Factor by a fraction (the "Fraction") of which (A) the numerator shall be the difference between (x) the number of CanadianOxy Common Shares outstanding at the close of business on the Expiration Date, including any Purchased Shares (as hereafter defined), multiplied by the Market Price of one CanadianOxy Common Share on the Ex-Date and (y) the Fair Market Value on the Ex-Date of the aggregate consideration payable to holders of CanadianOxy Common Shares based on the acceptance (up to a maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expira-tion Date (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the denominator shall be the product of the number of CanadianOxy Common Shares outstanding at the close of business on the Expiration Date (excluding any Purchased Shares) and the Market Price of one CanadianOxy Common Share on the Ex-Date. No such adjustment shall be made if the Fraction is equal to or greater than .85.

          (ii) Reclassification, Consolidation or Merger of CanadianOxy. If all or substantially all (as determined in good faith by the Corporation's Board of Directors) of the CanadianOxy Common Shares are exchanged for, converted into, or acquired for, or constitute solely the right to re-ceive, cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, com-bination, reclassification, recapitalization or otherwise) other than pur-suant to a tender or exchange offer to which Section 6(e)(i) applies, then each holder of shares of Convertible Preferred Stock then outstanding shall thereafter have the right, at such holder's option, to convert all or a portion of the shares held, at any time or from time to time prior to the close of business on the date fixed for redemption of such shares as herein provided (unless the Corporation shall fail irrevocably to deposit or set aside the funds sufficient for such redemption), only into that number of fully paid and nonassessable shares of Occidental Common Stock equal to the product of (A) the sum of (x) an amount equal to the product of (i) the Share Factor in effect on the date on which such transaction becomes effective, and (ii) the Price Ratio in effect on the Conversion Date for such shares of Convertible Preferred Stock, assuming, for pur-poses of calculating such Price Ratio, that the Closing Price and the Mar-ket Price of one CanadianOxy Common Share, at all relevant times, is equal to the Fair Market Value, on the effective date of the transaction, of the cash, securities, property or other assets that a holder of one CanadianOxy Common Share would be entitled to receive in connection there-with and (y) for each dividend or distribution of Assets pursuant to which the Conversion Ratio has been increased pursuant to Section 6(c)(iv), an amount equal to the product of (i) the Share Factor in effect on the Determination Date for such dividend or distribution and (ii) a fraction, the numerator of which is the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one CanadianOxy Common Share and the denominator of which is the Market Price of one share of Occidental Common Stock on the applicable Conversion Date and (B) the aggregate number of shares of Convertible Preferred Stock being converted at such time by such holder; provided, however, that not-withstanding the foregoing, if all or substantially all (as determined in good faith by the Corporation's Board of Directors) of the CanadianOxy Common Shares are exchanged for, converted into, or acquired for, or con-stitute solely the right to receive, shares of one or more Listed Common Stocks issued by

     CanadianOxy or its successor (and cash paid in lieu of fractional shares) and all or substantially all (as determined in good faith by the Corporation's Board of Directors) of the market value of the outstanding CanadianOxy Common Shares is represented by shares of one such Listed Common Stock, then (A) the Share Factor in effect on the opening of business on the date after the effective date of such transaction shall be adjusted by multiplying such Share Factor by the number of shares of such Listed Common Stock which the holder of CanadianOxy Common Shares was entitled to receive upon the consummation of such transaction for each CanadianOxy Common Share held, (B) if shares of such Listed Common Stock are to be issued by CanadianOxy, all references in this Certificate of Designations to "CanadianOxy Common Shares" shall, after the effective date of such transaction, be deemed to refer to shares of such Listed Com-mon Stock, and (C) if shares of such Listed Common Stock are to be issued by a successor to CanadianOxy, all references in this Certificate of Designations to "CanadianOxy Common Shares" (other than in this proviso, it being the case that if a similar event occurs with respect to the List-ed Common Stock of a successor to CanadianOxy, this proviso shall not apply) and all references to "CanadianOxy" shall, after the effective date of such transaction, be deemed to refer to shares of such Listed Common Stock and such successor, respectively (it being the case that, after the effective date of the transaction, the Day Prior Ratio and the Five Day Ratio shall be calculated by reference to Closing Prices of shares of such Listed Common Stock rather than CanadianOxy Common Shares).

          (iii) Reclassification, Consolidation or Merger of Occidental. If all or substantially all (as determined in good faith by the Corporation's Board of Directors) of the Occidental Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise), then each holder of shares of Convertible Preferred Stock then outstanding shall thereafter have the right, at such holder's option, to convert all or a portion of the shares held, at any time or from time to time prior to the close of business on the date fixed for redemption of such shares as herein provided (unless the Corporation shall fail irrevocably to deposit or set aside the funds sufficient for such redemption), into shares of a Listed Common Stock of the Corporation or the person formed by any con-solidation or resulting from any such merger or which acquires all or sub-stantially all of the Occidental Common Stock (the "Successor") or, if the Corporation or the Successor so elects at the time of any such conversion or if shares of Listed Common Stock of the Corporation or the Successor are not available, and subject to funds being legally available for such purpose under applicable law at the time of such conversion, into cash or any combination of cash and shares of such Listed Common Stock, in each such case, having an aggregate Fair Market Value on the Conversion Date equal to the sum of (x) the product of (i) the Share Factor in effect on the Conversion Date and (ii) the Market Price of one CanadianOxy Common Share on the Conversion Date and (y) for each dividend or distribution of Assets pursuant to which the Conversion Ratio has been increased pursuant to Section 6(c)(iv), an amount equal to the product of (i) the Share Factor in effect on the Determination Date for such dividend or distribu-tion and (ii) the Fair Market Value on the Determination Date of the por-tion of the Assets to be so distributed applicable to one CanadianOxy Com-mon Share. If, pursuant to the foregoing provision, the Convertible Pre-ferred Stock becomes convertible into shares of Listed Common Stock of the Corporation other than the Occidental Common Stock, then all references in this Section 6 (other than in Section 6(j)) to "Occidental Common Stock" shall, after the effective date of the transaction, be deemed to be references to such other Listed Common Stock (it being the case that the Day Prior Ratio and the Five Day Ratio shall thereafter be calculated by reference to Closing Prices of shares of such Listed Common Stock rather than shares of Occidental Common Stock).

          (iv) Occidental Common Stock No Longer Listed. If the Occidental Common Stock ceases to be a Listed Common Stock, other than by reason of a transaction described in Section 6(e)(iii), then each holder of shares of Convertible Preferred Stock then outstanding shall thereafter have the right, at such holder's option, to convert all or a portion of the shares held, at any time or from time to time prior to the close of business on the date fixed for redemption of such shares as herein provided (unless the Corporation shall fail irrevocably to deposit or set aside the funds sufficient for such redemption), into shares of a Listed Common Stock of the Corporation or, if the Corporation so elects at the time of any such conversion or if shares of Listed Common Stock of the Corporation are not available, and subject to funds being legally available for such purpose under applicable law at the time of such conversion, into cash or any combination of cash and shares of such Listed Common Stock, in each such case having an aggregate Fair Market Value on the Conversion Date equal to the sum of (x) the product of (i) the Share Factor in effect on the Conversion Date and (ii) the Market Price of one CanadianOxy Common Share on the Conversion Date and (y) for each dividend or distribution of Assets pursuant to which the Conversion Ratio has been increased pursuant to Section 6(c)(iv), an amount equal to the product of (i) the Share Fac-tor in effect on the Determination Date for such dividend or distribution and (ii) the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one CanadianOxy Common Share. If, pursuant to the foregoing provision, the Convertible Preferred Stock becomes convertible into shares of Listed Common Stock of the Corp-oration other than the Occidental Common Stock, then all references in this Section 6 (other than in Section 6(j)) to "Occidental Common Stock" shall, after the date on which the Occidental Common Stock is no longer a Listed Common Stock, be deemed to be references to such other Listed Com-mon Stock (it being the case that the Day Prior Ratio and the Five Day Ratio shall thereafter be calculated by reference to Closing Prices of shares of such Listed Common Stock rather than shares of Occidental Common Stock).

     (f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall initially reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of Occidental Common Stock (and associated Rights, if any) free of preemptive rights as shall initially be sufficient to effect the conversion of all shares of Convertible Preferred Stock initially issued. The Corporation may, from time to time thereafter, reduce the number of such shares reserved and kept available, out of its authorized and unissued stock, to an amount sufficient to effect the conversion, at such time, of all shares of Convertible Preferred Stock then issued and outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use commercially reasonable efforts to increase the authorized number of shares of Occidental Common Stock (and associated Rights, if any) if at any time the number of shares of authorized and unissued Occidental Common Stock (and associated Rights, if any) shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock. If the delivery of Occidental Common Stock upon conversion of the Convertible Preferred Stock requires registration with or approval of any governmental authority under the laws of any United States jurisdiction, the Corporation will in good faith and as expeditiously as possible use commercially reasonable efforts to make such registration or obtain such approval, and shall not be required to deliver shares of Occidental Common Stock upon conversion until such registration is made or such approval is obtained. In addition, the Corporation shall not be required to deliver shares of Occidental Common Stock upon conversion if, in the opinion of its counsel, such delivery would violate the laws of any jurisdiction outside the United States.

     The Corporation shall pay any and all issue or other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Occidental Common Stock (or other securities or assets) upon conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Occidental Common Stock (or other securities or assets) in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     To the extent required by law, the Corporation may, upon any conversion of Convertible Preferred Stock, retain any shares of Occidental Common Stock (or other securities or assets) otherwise required to be delivered upon such conversion to the extent necessary to provide for the payment of taxes required to be withheld or deducted by the Corporation, and paid to any taxing authority having jurisdiction, from amounts otherwise due to the holder; provided that the Corporation shall apply such shares or other securities or assets (or cash received upon disposition thereof), or make other provision, to discharge such taxes.

     At any time that the Corporation lacks sufficient authorized and unissued shares of Occidental Common Stock to effect the conversion of all shares of outstanding Convertible Preferred Stock, the Corporation may, to the extent of such insufficiency and subject to funds being legally available for such pur-pose under applicable law at the time of conversion, elect to deliver, in lieu of shares of Occidental Common Stock, cash in an amount equal to the product of
(i) such number of shares of Occidental Common Stock as would otherwise be deliverable and (ii) the Market Price on the Conversion Date of one share of Occidental Common Stock.

     (g) Prior Notice of Certain Events.  In case:

          (i) CanadianOxy shall (A) declare any dividend or any other distribution on the CanadianOxy Common Shares (other than (x) a dividend or other distribution payable in CanadianOxy Common Shares or (y) a Reg-ular Cash Dividend on CanadianOxy Common Shares), (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding CanadianOxy Common Shares, or (C) authorize the granting to all holders of CanadianOxy Common Shares of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

          (ii) the Corporation or the Successor, as the case may be, shall (A) declare any dividend or any other distribution on the Occidental Common Stock (other than (x) a dividend or other distribution payable in shares of Occidental Common Stock, (y) a Regular Cash Dividend on Occidental Com-mon Stock or (z) a dividend or other distribution of Rights that at the time are not exercisable or tradeable separately from the Occidental Com-mon Stock), (B) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Occidental Common Stock, or (C) authorize the granting to all holders of Occidental Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or any other rights or warrants (other than Rights); or

          (iii) of any reclassification of CanadianOxy Common Shares or Occidental Common Stock (other than a subdivision or combination of the outstanding CanadianOxy Common Shares or the outstanding Occidental Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which CanadianOxy or the Corporation is a party and for which approval of any stockholders of CanadianOxy or the Corporation, as the case may be, shall be required, or of any compulsory share exchange whereby CanadianOxy Common Shares or Occidental Common Stock is converted into other sec-urities, cash or other property; or

          (iv) of a Liquidation or a liquidation, dissolution or winding up (whether voluntary or involuntary) of CanadianOxy;

then the Corporation shall cause to be filed with the transfer agent for, and mailed to the holders of record of, the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date, date of determination or effective date hereinafter specified (or, if later, in the case of action by CanadianOxy or transactions with respect to the CanadianOxy Common Shares, within fifteen days after the Corporation becomes aware thereof), a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Occidental Common Stock or CanadianOxy Common Shares, as the case may be, of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, Liquid-ation or liquidation, dissolution or winding up of CanadianOxy is expected to become effective, and the date, if any, as of which it is expected that holders of record of Occidental Common Stock or CanadianOxy Common Shares, as the case may be, shall be entitled to exchange their shares of Occidental Common Stock or CanadianOxy Common Shares, as the case may be, for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, Liquidation or liquidation, dissolution or winding up (whether vol-untary or involuntary) of CanadianOxy (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (h) Definitions. The following definitions shall apply to terms used in this Section 6:

          (i) "CanadianOxy" shall mean Canadian Occidental Petroleum Ltd.

          (ii) "CanadianOxy Common Shares" shall mean the common shares, no par value, of CanadianOxy.

          (iii) "Closing Price" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal United States (in the case of a security for which the principal trading market is in the United States) or Canadian (in the case of a security for which the principal trading market is in Canada) national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, as the case may be, or, if not quoted or listed or admitted to trading on any United States or Canadian national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm (in the case of a security for which the principal trading market is in the United States) or by any TSE member firm (in the case of a security for which the principal trading market is in Canada) selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors and set forth in a resolution adopted by the Board of Directors. All Closing Prices denominated in Canadian Dollars shall be converted to United States Dollars based on the Currency Exchange Rate in effect on such day.

          (iv) "Conversion Ratio" shall mean, as of any Conversion Date, the product of (A) the Price Ratio then in effect and (B) the Share Factor then in effect, subject to adjustment as provided in Section 6(c)(iv); provided, however, that during any Redemption Period, "Conversion Ratio" shall mean the Conversion Ratio in effect as of the first day of such Redemption Period.

          (v) "Currency Exchange Rate" shall mean the noon buying rate, on the applicable day, in New York City for cable transfers payable in Canadian Dollars, as certified for customs purposes by the Federal Reserve Bank of New York (expressed in United States Dollars per Canadian Dollar) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.10 (512), Foreign Exchange Rates" or any successor publication, or if such noon buying rate is not so published for the applicable day, "Currency Exchange Rate" shall mean the then most recently available such noon buying rate.

          (vi) "Day Prior Ratio" shall mean, on any date (the "Calculation Date"), the amount determined by dividing (A) the Closing Price of one CanadianOxy Common Share by (B) the Closing Price of one share of Occidental Common Stock, in each case, on the first Trading Day with respect to both the CanadianOxy Common Shares and the Occidental Common Stock that immediately precedes the Calculation Date; provided, however, that if an event occurs with respect to the CanadianOxy Common Shares that would require an adjustment of the Share Factor pursuant to Section 6(c)(i), Section 6(c)(ii), Section 6(c)(iii) or Section 6(e)(i) , or if an event occurs with respect to the Occidental Common Stock that would re-quire such an adjustment if such event had occurred with respect to the CanadianOxy Common Shares, and the Ex-Date in connection with such event occurs on or prior to the Calculation Date, then (A) if such adjustment is not, or, in the case of an event with respect to the Occidental Common Stock, would not have been, effective as of the Calculation Date, and such Trading Day occurs on or after such Ex-Date, then, for each such event with respect to the CanadianOxy Common Shares, the Closing Price of one CanadianOxy Common Share for such Trading Day shall be adjusted and, for each such event with respect to the Occidental Common Stock, the Closing Price of one share of Occidental Common Stock for such Trading Day shall be adjusted, in each case, by multiplying such Closing Price by the Share Factor that would be in effect on the Calculation Date if the Share Factor had been so adjusted (assuming that the Share Factor in effect without such adjustment is equal to one) and (B) if such adjustment is, or, in the case of an event with respect to the Occidental Common Stock, would have been, effective as of the Calculation Date, and such Trading Day occurs prior to such

     Ex-Date, then, for each such event with respect to the CanadianOxy Common Shares, the Closing Price of one CanadianOxy Common Share for such Trading Day shall be adjusted and, for each such event with respect to the Occidental Common Stock, the Closing Price of one share of Occidental Common Stock for such Trading Day shall be adjusted, in each case, by multiplying such Closing Price by the Share Factor that would be in effect on the Calculation Date if the Share Factor had not been so adjusted (assuming that the Share Factor in effect with such adjustment is equal to one); provided, further, that if an event occurs with respect to the CanadianOxy Common Shares that would require an adjustment of the Conversion Ratio pursuant to Section 6(c)(iv), or if an event occurs with respect to the Occidental Common Stock that would require such an adjustment if such event had occurred with respect to the CanadianOxy Common Shares, and the Ex-Date in connection with such event occurs on or prior to the Calculation Date, then (A) if such adjustment is not, or, in the case of an event with respect to the Occidental Common Stock, would not have been, effective as of the Calculation Date, and such Trading Day occurs on or after such Ex-Date, then, for each such event with respect to the CanadianOxy Common Shares, the Closing Price of one CanadianOxy Common Share for such Trading Day shall be adjusted and, for each such event with respect to the Occidental Common Stock, the Closing Price of one share of Occidental Common Stock for such Trading Day shall be adjusted, in each case, by adding to such Closing Price the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one CanadianOxy Common Share or one share of Occidental Common Stock, as the case may be, and (B) if such adjustment is, or, in the case of an event with respect to the Occidental Common Stock, would have been, effective as of the Calculation Date, and such Trading Day occurs prior to such Ex-Date, then, for each such event with respect to the CanadianOxy Common Shares, the Closing Price of one CanadianOxy Common Share for such Trading Day shall be adjusted and, for each such event with respect to the Occidental Common Stock, the Closing Price of one share of Occidental Common Stock for such Trading Day shall be adjusted, in each case, by subtracting from such Closing Price the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one CanadianOxy Common Share or one share of Occidental Common Stock, as the case may be. If two or more events occur that, pursuant to clause (A) of either of the provisos to this definition, require adjustments to be made to either the Closing Price of one CanadianOxy Common Share or the Closing Price of one share of Occidental Common Stock on the Trading Day with respect to which the Day Prior Ratio is being calculated, and the Ex-Dates in connection with such events occur on or prior to such Trading Day, the adjustments for such events shall be made in the reverse of the order in which the Ex-Dates in connection with such events occurred. If two or more events occur that, pursuant to clause
     (B) of either of the provisos to this definition, require adjustments to be made to either the Closing Price of one CanadianOxy Common Share or the Closing Price of one share of Occidental Common Stock on the Trading Day with respect to which the Day Prior Ratio is being calculated, and the Ex-Dates in connection with such events occur after such Trading Day, the adjustments for such events shall be made in the order in which the Ex-Dates in connection with such events occurred. If one or more events occur that, pursuant to clause (A) of either of the provisos to this definition, require adjustments to be made to either the Closing Price of one CanadianOxy Common Share or the Closing Price of one share of Occidental Common Stock on the Trading Day with respect to which the Day Prior Ratio is being calculated, and one or more events occur that, pursuant to clause (B) of either of such provisos, require adjustments to be made to such Closing Price, the adjustments for such events shall be made in the order in which the Ex-Dates in connection with such events occurred.

          (vii) "Determination Date" shall mean (A) when used with respect to any dividend or other distribution, the date fixed for the determination of the holders of the security entitled to receive such dividend or distribution, or, if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution and (B) when used with respect to any subdivision or combination of shares of a security, the day upon which such subdivision or combination becomes effective.

          (viii) "Ex-Date" shall mean (A) when used with respect to any div-idend or distribution, the first date on which the security on which the dividend or distribution is payable trades regular way on the relevant exchange or in the relevant market without the right to receive such div-idend or distribution, (B) when used with respect to any subdivision or combination of shares of a security, the first date on which the security trades regular way on such exchange or in such market to reflect such subdivision or combination becoming effective, and (C) when used with respect to any tender or exchange offer, the first date on which the security subject to such tender or exchange offer trades regular way on the relevant exchange or in the relevant market without the right to participate in such tender or exchange offer.

          (ix) "Extraordinary Cash Dividend" shall mean, with respect to any security, a cash dividend or cash distribution on such security (other than a dividend or distribution in connection with a liquidation, dis-solution or winding up (whether voluntary or involuntary) of the issuer of such security) (the "Specified Dividend"), in an amount determined pur-suant to the following sentence. If, upon the date prior to the date of the declaration (the "Declaration Date") with respect to the Specified Dividend, the aggregate per share amount of the Specified Dividend, together with the aggregate per share amounts of all cash dividends and cash distributions on such security with Ex-Dates occurring in the 360 consecutive day period ending on the date prior to the Ex-Date with re-spect to the Specified Dividend, exceeds 15% of the Market Price (which, in the case of a cash dividend or distribution denominated in Canadian dollars, shall be denominated in Canadian dollars and calculated using Closing Prices converted to Canadian dollars based on the Currency Ex-change Rate in effect on the day each such Closing Price is determined) of such security on the Trading Day prior to the Declaration Date with re-spect to the Specified Dividend, such excess shall be deemed to be an Extraordinary Cash Dividend.

          (x) "Fair Market Value" shall mean (A) with respect to an asset other than cash or a Listed Security, the fair market value in United States Dollars (with foreign currencies converted into United States Dollars on the basis of the relevant noon buying rate on the relevant date deter-mined, to the extent possible, in accordance with Section 6(h)(v) hereof) determined by the Board of Directors, whose determination shall be conclusive, and set forth in a resolution adopted by the Board of Directors, (B) with respect to cash, the amount of such cash, converted to United States Dollars using the Currency Exchange Rate on the date such Fair Market Value is determined, and (C) with respect to a Listed Secur-ity, the Market Price of such Listed Security. All calculations of Fair Market Value, whether determined on an aggregate or a per share basis, shall, if not otherwise specified by the Board of Directors, be rounded to the nearer cent, with one-half cent rounded upward.

          (xi) "Five Day Ratio" shall mean, on any date, the amount determined by dividing (A) the Market Price of one CanadianOxy Common Share on such date by (B) the Market Price of one share of Occidental Common Stock on such date. For purposes of computing the Five Day Ratio, the term "Trading Day", as used in the definition of "Market Price", shall mean a day that is a Trading Day with respect to both the CanadianOxy Common Shares and the Occidental Common Stock.

          (xii) "Listed Common Stock" shall mean common stock or common shares of a United States or Canadian corporation, as the case may be, that is listed, quoted or admitted to trading on any United States or Canadian national securities exchange, national quotation system or over-the-counter market.

          (xiii) "Listed Security" shall mean a security that is listed, quoted or admitted to trading on any United States or Canadian national secur-ities exchange, national quotation system or over-the-counter market.

          (xiv) "Market Price" shall mean, with respect to any security on any date (the "Specified Date"), the average of the daily Closing Prices with respect to the security for the five consecutive Trading Days for such security ending on the second Trading Day that immediately precedes the Specified Date; provided, however, that if an event occurs that would require an adjustment of the Share Factor pursuant to Section 6(c)(i),
     Section 6(c)(ii), Section 6(c)(iii) or Section 6(e)(i) if all references therein to "CanadianOxy Common Shares" were deemed to be references to such security and all references therein to "CanadianOxy" were deemed to be references to the issuer of such security, and the Ex-Date in connec-tion with such event occurs on or prior to the Specified Date, then (A) if such adjustment would not have been effective as of the Specified Date, then, for each such event, the Closing Price for each such Trading Day on and after such Ex-Date shall be adjusted by multiplying such Closing Price by the Share Factor that would be in effect on the Specified Date if the Share Factor had been so adjusted (assuming that the Share Factor in effect without such adjustment is equal to one) and (B) if such adjustment would have been effective as of the Specified Date, then, for each such event, the Closing Price for each such Trading Day prior to such Ex-Date shall be adjusted by multiplying such Closing Price by the Share Factor that would be in effect on the Specified Date if the Share Factor had not been so adjusted (assuming that the Share Factor in effect with such adjustment is equal to one); provided, further, that if an event occurs that would require an adjustment of the Conversion Ratio pursuant to Section 6(c)(iv) if all references therein to "CanadianOxy Common Shares" were deemed to be references to such security and all references therein to "CanadianOxy" were deemed to be references to the issuer of such security, and the Ex-Date in connection with such event occurs on or prior to the Specified Date, then (A) if such adjustment would not have been effective as of the Specified Date, then, for each such event, the Closing Price for each such Trading Day on and after such Ex-Date shall be adjusted by adding to such Closing Price the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one share of such security and (B) if such adjustment would have been effective as of the Specified Date, then, for each such event, the Closing Price for each such Trading Day prior to such Ex-Date shall be adjusted by subtracting from such Closing Price the Fair Market Value on the Determination Date of the portion of the Assets to be so distributed applicable to one share of such security; provided, further, that, from and after the second Trading Day for such security that immediately succeeds the last Trading Day for such security on which such security was a Listed Security, the Market Price shall be determined by reference to the five consecutive Trading Days for such security ending on the last Trading Day for such security on which the security was a Listed Security. If two or more events occur that, pursuant to clause (A) of either of the first two provisos to this definition, require adjustments to be made to any Closing Price on one of the five consecutive Trading Days with respect to which Market Price is being calculated, and the Ex-Dates in connection with such events occur on or prior to the Trading Day for such Closing Price, the adjustments for such events shall be made in the reverse of the order in which the Ex-Dates in connection with such events occurred. If two or more events occur that, pursuant to clause (B) of either of the first two provisos to this definition, require adjustments to be made to any Closing Price on one of the five consecutive Trading Days with respect to which Market Price is being calculated, and the Ex-Dates in connection with such events occur after the Trading Day for such Closing Price, the adjustments for such events shall be made in the order in which the Ex-Dates in connection with such events occurred. If one or more events occur that, pursuant to clause (A) of either of the first two provisos to this definition, require adjustments to be made to any Closing Price on one of the five consecutive Trading Days with respect to which Market Price is being calculated, and one or more events occur that, pursuant to clause
     (B) of either of such provisos, require adjustments to be made to such Closing Price, the adjustments for such events shall be made in the order in which the Ex-Dates in connection with such events occurred.

          (xv) "Price Ratio" shall mean (A) as of any date during a Redemption Period, either (x) the Five Day Ratio as of the first day of such Redemption Period or (y) if the Day Prior Ratio as of the first day of such Redemption Period is greater than the product of 1.05 times such Five Day Ratio, such Day Prior Ratio; and (B) as of any date outside of a Re-demption Period, either (x) the Five Day Ratio as of such day or (y) if the Day Prior Ratio as of such day is less than the product of 0.95 times such Five Day Ratio, such Day Prior Ratio.

          (xvi) "Redemption Period" shall mean the period of time from and including (A) the date on which the Corporation gives a Redemption Notice to the holders of record of shares of Convertible Preferred Stock, to and including (B) the date fixed for redemption in the Redemption Notice.

          (xvii) "Regular Cash Dividend" shall mean, with respect to any security, any cash dividend or cash distribution with respect to such security other than an Extraordinary Cash Dividend.

          (xviii) "Share Factor" shall mean 1.766 until such Share Factor is adjusted in accordance with the provisions of Section 6 and thereafter shall mean the Share Factor in effect from time to time as so adjusted.

          (xix) "Trading Day" shall mean, with respect to any security, (A) if the principal trading market for the applicable security is in the United States and such security is listed or admitted for trading on the

     NYSE or another United States national securities exchange, a day on which the NYSE or such other United States national securities exchange is open for business, (B) if the principal trading market for the applicable security is in Canada and such security is listed or admitted for trading on the TSE or another Canadian national securities exchange, a day on which the TSE or such other Canadian national securities exchange is open for business, (C) if the principal trading market for the applicable security is in the United States and such security is quoted on the Nasdaq National Market ("NNM"), a day on which a trade may be made on the NNM or
     (D) if the applicable security is not listed, admitted for trading or quoted as provided in the foregoing clauses (A), (B) and (C), any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York, in the case of a United States issuer, or in the Province of Ontario, Canada, in the case of a Canadian issuer, are authorized or obligated by law or executive order to close.

     (i) Dividend or Interest Reinvestment Plans; Other. Notwithstanding the foregoing provisions, (i) the issuance of any CanadianOxy Common Shares pur-suant to any plan providing for the reinvestment of dividends or interest pay-able on securities of CanadianOxy and the investment of additional optional amounts in CanadianOxy Common Shares under any such plan, (ii) the issuance of any CanadianOxy Common Shares or options or rights to purchase such shares pur-suant to any employee benefit plan or similar program of CanadianOxy, and
(iii) the issuance of any CanadianOxy Common Shares upon exercise of any other option, warrant or right or any exercisable, exchangeable or convertible secur-ity of CanadianOxy (it being understood that the provisions of this clause
(iii) shall not prevent an adjustment to the Share Factor otherwise required hereunder, if any, upon the issuance, or upon the fixing of a Determination Date relating to the issuance, of such other option, warrant or right or such exercisable, exchangeable or convertible security), shall not be deemed to constitute an issuance of CanadianOxy Common Shares or, in the case of options or rights referred to in clause (ii) above, any options or rights to which any of the adjustment provisions described above apply, nor shall there be any adjustment of the Share Factor in the case of an issuance of any stock (or securities convertible into or exchangeable for stock) of CanadianOxy except as specifically described in this Section 6. Except as expressly set forth above, if any action would require adjustment of the Share Factor pursuant to more than one of the provisions described above in this Section 6(i), only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest value to the holders of the Convertible Preferred Stock (as determined by the Board of Directors, whose determination shall be conclusive).

     (j) Rights. So long as Rights are attached to the outstanding shares of Occidental Common Stock, each share of Occidental Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined below), the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in a number equal to the number of Rights then attached to each outstanding share of Occidental Common Stock. As used herein, the term "Distribution Date" shall have the meaning given thereto in the Rights Agreement or, if such term is not defined therein, shall mean the first date upon which Rights become exercisable or tradeable separately from the Occidental Common Stock. References to Occidental Common Stock in this Certificate do not include the Rights attached thereto.

     (k) Exclusion of Treasury Shares. Unless otherwise specified, for pur-poses of this Section 6, the number of CanadianOxy Common Shares at any time outstanding shall not include any CanadianOxy Common Shares then owned or held by or for the account of CanadianOxy or any of its majority-owned subsidiaries.

     (l) Par Value of Occidental Common Stock. If, as of the close of business on any day, the quotient obtained by dividing (i) $50 by (ii) the Conversion Ratio is less than the par value per share of the Occidental Common Stock, the Share Factor in effect as of the opening of business on the next day shall be adjusted to equal the quotient obtained by dividing (A) $50 by (B) the product of (x) the Price Ratio in effect as of such date and (y) the par value per share of the Occidental Common Stock. The Corporation hereby covenants not to take any action to increase the par value per share of the Occidental Common Stock. The Corporation shall not be obligated to issue any shares of Occidental Common Stock upon conversion of shares of Convertible Preferred Stock if, and only to the extent that, the aggregate par value of the shares of Occidental Common

Stock deliverable upon such conversion would exceed the aggregate par value of the shares of Convertible Preferred Stock being converted by an amount greater than the Corporation's surplus.

     (m) Other Events. Upon the occurrence of any event not specifically provided for in this Certificate of Designations that affects the CanadianOxy Common Shares or the Occidental Common Stock and that the Corporation's Board of Directors determines in good faith would result in a violation of the general principle that each share of Convertible Preferred Stock shall be con-vertible into a number of shares of Occidental Common Stock (or other assets) having a market value equal to the market price of one CanadianOxy Common Share multiplied by the Share Factor, or upon the good faith determination by the Corporation's Board of Directors that such event may occur, the Corporation's Board of Directors shall be entitled, but will not be required, to make such adjustment to the terms of conversion, or other provision, as it determines in its sole discretion to be necessary or desirable in order to implement such general principle.

     7. Voting Rights.

     (a) General. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by applicable law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each such share held. Any shares of Convertible Preferred Stock held by the Corporation or any subsidiary of the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares under this Section 7.

     (b) Default Voting Rights. Whenever dividends on the Convertible Prefer-red Stock shall be in arrears in an aggregate amount equal to at least six full quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall terminate when all accumulated and unpaid dividends on the Convertible Prefer-red Stock have been paid or declared and set apart for payment. The term of of-fice of all directors so elected shall terminate immediately upon the termina-tion of the rights of the holders of the Convertible Preferred Stock and such other preferred stock to vote for such two additional directors. Each such director so elected shall serve until the next annual meeting and until his successor is elected, unless his term of office is terminated earlier as provided in the preceding sentence.

     The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of two directors shall be exercisable at the next annual meeting of stockholders following the default or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than ninety days preceding the date established (or, if not yet established, reasonably expected by the Corporation to be established) for the next annual meeting of stockholders, the Chairman of the Board of the Corporation or other authorized officer of the Corporation, if any, shall, within twenty days after the de-livery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Convertible Preferred Stock, call a special meeting of the holders of the Convertible Preferred Stock and any other holders of preferred stock entitled to vote thereon to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

     The holders of the Convertible Preferred Stock and such other preferred stock referred to above voting as a class shall have the exclusive right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

     (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of the Convert-ible Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation, as the same may be amended from time to time, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of stock of the Corporation ranking senior to the Convertible Preferred Stock as to dividends or upon Liquidation. A class vote on the part of the Convertible Preferred Stock shall not be required (except as otherwise required by law or resolution of the Board of Directors) in connec-tion with any other matter, including, without limitation, the authorization, issuance or increase in the authorized amount of any shares of any class or series of stock of the Corporation that either (A) ranks junior to, or on a parity with, the Convertible Preferred Stock as to dividends and upon Liquidation or (B) is, at the time of such increase, undesignated as to ranking with respect to dividends and upon Liquidation.

     8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

          (i) prior to the Convertible Preferred Stock, as to dividends or upon Liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of Convertible Preferred Stock;

          (ii) on a parity with the Convertible Preferred Stock, as to divi-dends or upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Convertible Preferred Stock, if the holders of such class or series of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation prices, as the case may be, without preferences or priority one over the other. For purposes of this Certificate, the shares of Convertible Preferred Stock shall rank on a parity with the shares of the Corporation's $3.875 Cumula-tive Convertible Preferred Stock as to dividends and upon liquidation; or

          (iii) junior to the Convertible Preferred Stock, as to dividends or upon Liquidation, if such stock shall be Common Stock or any other class or series of capital stock of the Corporation if the holders of Convert-ible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of shares of such stock. For purposes of this Certificate, the Series A Junior Participating Preferred Stock of the Corporation shall constitute Junior Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) as provided in Section 5(d), (ii) from the Conversion Date with respect to such shares, all shares of Convertible Preferred Stock converted into Occidental Common Stock or other securities or assets as pro-vided herein, and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

     10. Rounding. Unless otherwise specified in this Certificate of Designations, in any instance in which this Certificate of Designations re-quires that a mathematical calculation be performed, or makes reference to a fraction, the result obtained after performing such calculation, and any such fraction, shall be expressed as a decimal and rounded to the nearer 1/1000th, with .5/1000 rounded upward to 1/1000.

     11. Status of Acquired Shares. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

     12. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     13. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affect-ing the remaining provisions hereof.

     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Fred J. Gruberth, its Vice President and Treasurer, and attested by Matthew T. Gay, its Assistant Secretary, on the 31st day of January, 1994.


                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By:       /s/  FRED J. GRUBERTH
                                           -----------------------------------
                                           Name:  Fred J. Gruberth
                                           Title: Vice President and Treasurer


Attest:


By:     /s/  MATTHEW T. GAY
    --------------------------
    Name:  Matthew T. Gay
    Title: Assistant Secretary

                  CERTIFICATE OF AMENDMENT
                             OF
            RESTATED CERTIFICATE OF INCORPORATION
                             OF
              OCCIDENTAL PETROLEUM CORPORATION


     Occidental Petroleum Corporation, a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware (the
"Corporation"),
     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation on February 10, 1994, at which a quorum was present and acted throughout, resolutions were duly adopted setting forth a proposed amendment of the Restated
Certificate of Incorporation of the Corporation to increase the authorized capital stock (the "Amendment"), declaring the Amendment to be advisable, and directing that the Amendment be considered at the next annual meeting of the stockholders of the Corporation.

     SECOND: That thereafter on April 29, 1994, the 1994 annual meeting of the Corporation was duly held in accordance with the by-laws of the Corporation and the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of stock as required by statute were voted in favor of the following resolution adopting the Amendment:

     RESOLVED, that Article IV of the Restated Certificate of Incorporation, as amended, of the Corporation be amended so that in its entirety, said Article IV shall read as set forth below:

                         ARTICLE IV

     The Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock.
The amount of total authorized capital stock of the

Corporation is 550,000,000 shares, divided into 500,000,000 shares of Common Stock, par value $.20 per share, and 50,000,000 shares of Preferred Stock, par value $1.00 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

       (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

       (b) the voting powers, if any, and whether such voting powers are full or limited, in any such series;

       (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

       (d)    whether dividends, if any, shall be
     cumulative or noncumulative, the dividend rate, or method of determining the dividend rate, of such series, and the dates and preferences of dividends on such series;

       (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

       (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

       (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

       (h) the provisions, if any, of a sinking fund applicable to such series; and

       (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a
"Preferred Stock Designation").

     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, with all such holders voting as a single class.

     Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

     Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

    THIRD:     That the Amendment amends Article IV of the
Restated Certificate of Incorporation only and does not amend any other article of the Restated Certificate or any Certificate of Designation heretofore filed with the Secretary of State.

    FOURTH:    That the Amendment was duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Dr. Ray R. Irani, its Chairman of the Board, President and Chief Executive Officer, and attested by Donald P. de Brier, its Secretary, this 29th day of April, 1994.




                         By  Ray R. Irani
                             ----------------------
                             Dr. Ray R. Irani
                             Chairman of the Board,
                             President and Chief
                             Executive Officer


Attest:



  Donald P. de Brier
- -------------------------
  Donald P. de Brier
  Secretary

CERTIFICATE OF INCREASE IN THE NUMBER OF SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK AUTHORIZED PURSUANT TO THE PROVISIONS OF THE CERTIFICATE OF DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                  ____________________________

  PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE
                        STATE OF DELAWARE

                  ____________________________

      Occidental Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

      FIRST:   The Restated Certificate of Incorporation of the
Corporation authorizes the issuance of 50,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"), of the Corporation and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, from time to time, to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series.

      SECOND:    On November 7, 1986, the Corporation filed with
the Secretary of State of the State of Delaware a Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Junior Participating Preferred Stock, dated November 6, 1986 (the "Certificate of Designation"), which Certificate of Designation sets forth, among other things, a certain resolution which (i) provides for the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions of the Series A Junior Participating Preferred Stock of the Corporation, and (ii) fixes the number of shares of the Preferred Stock to be included in the Series A Junior Participating Preferred Stock at 2,000,000.

      THIRD:    On March 5, 1987, the Corporation filed with the
Secretary of State of the State of Delaware, a Certificate of Increase in the Number of Shares of Series A Junior Participating Preferred Stock Authorized Pursuant to the Provisions of the Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series A Junior Participating Preferred Stock, dated March 5, 1987, which Certificate of Increase fixes the number of shares of the Preferred Stock to be included in the Series A Junior Participating Preferred Stock at 4,000,000.

      FOURTH:   No shares of the Series A Junior Participating
Preferred Stock of the Corporation established by the Certificate of Designation have been issued.

      FIFTH: The Board of Directors of the Corporation at a meeting duly called and held on the 29th day of April, 1994, at which meeting a quorum of the directors was present and acting throughout, did duly adopt a resolution authorizing an increase of 1,000,000 shares in the number of shares of the Preferred Stock to be included in the Series A Junior Participating Preferred Stock of the Corporation, which resolution remains in full force and effect on the date hereof.

     SIXTH:    After giving effect to the increase referred to in
paragraph FIFTH above, the total number of shares of the Preferred Stock to be included in the Series A Junior
Participating Preferred Stock of the Corporation is 5,000,000.

      IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate of Increase to be signed by Dr. Ray R. Irani, its Chairman of the Board, President and Chief Executive Officer, and attested by Donald P. de Brier, its Secretary, this 29th day of April, 1994.



                             By /s/  R. R. Irani
                                __________________________________
                                 Dr. Ray R. Irani
                                 Chairman of the Board, President
                                 and Chief Executive Officer

Attest:


  Donald P. de Brier
________________________________
  Donald P. de Brier
     Secretary



INCREAS.DOC

          CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                        AND OF REGISTERED AGENT



It is hereby certified that:

1. The name of the corporation (herinafter called the "corporation") is OCCIDENTAL PETROLEUM CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover,
County of Kent.

3. The registered agent of the corporation withing the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 5/11    , 1994



                                    /s/ F.J. Gruberth
                                   -------------------------------------
                                    F.J. GRUBERTH     VICE-President



Attest:



/s/ S.P. Parise
- -----------------------------------
STEPHEN P. PARISE   ASST  Secretary






                                               DE dcertificate of change 4/91

                   CERTIFICATE OF DESIGNATIONS
                             OF THE
      $3.875 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                   (PAR VALUE $1.00 PER SHARE)

                               OF
                OCCIDENTAL PETROLEUM CORPORATION

                         _______________

                 PURSUANT TO SECTION 151 OF THE
        GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                         _______________

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation (the "Corporation"), with certain of the preferences and rights relating to dividends, redemption, dissolution, any distribution of assets of the Corporation and conversion into shares of Common Stock (as hereinafter defined), and with the number of shares of the series, having been fixed by the Board of Directors or the Pricing Committee of the Board of Directors pursuant to authority delegated to the Pricing Committee by the Board of Directors:

     RESOLVED, that pursuant to the authority expressly granted by the Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), the Board of Directors hereby authorizes the creation of a series of $3.875 Cumulative Convertible Voting Preferred Stock, par value $1.00 per share, of the Corporation upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Certificate of Incorporation that may be applicable to the $3.875 Cumulative Convertible Voting Preferred Stock) as follows:

     1. Designation and Amount; Fractional Shares; Par Value. There shall be a series of Preferred Stock of the Corporation designated as "$3.875 Cumulative Convertible Voting Preferred Stock" and the number of shares constituting such series shall be 4,000,000. Such series is referred to herein as the "Convertible Preferred Stock." The Convertible Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Convertible Preferred Stock as set forth herein and in the Certificate of Incorporation. The par value of each share of Convertible Preferred Stock shall be $1.00.

     2. Definitions. As used herein, (i) "Legal Holiday" shall mean any day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or in Los Angeles, California, (ii) "Initial Dividend Period" shall mean the period from and including the Date of Original Issue to and excluding April 1, 1995, (iii) "Subsequent Dividend Period" shall mean the applicable period from and including January 1 to and excluding the next April 1, from and including April 1 to and excluding the next July 1, from and including July 1 to and excluding the next October 1 or from and including October 1 to and excluding the next January 1, or, in each such case as to particular shares of the Convertible Preferred Stock, such shorter period during which such shares of the Convertible Preferred Stock are outstanding (including the first day but excluding the last day of such shorter period), but shall not include the Initial Dividend Period, (iv) "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires, (v) "Board of Directors" shall mean the Board of Directors of the Corporation, or (other than for purposes of Section 7 hereof), to the extent permitted by applicable law, a duly authorized committee thereof and (vi) "NYSE" shall mean the New York Stock Exchange; and the following terms shall have the respective meanings given thereto in the Sections indicated below:
                                                  DEFINED IN
          DEFINED TERM                             SECTION
          ------------                            -----------

          "Applicable Price"....................    6(i)
          "Assets"..............................    6(c)
          "Closing Price".......................    6(i)
          "Common Stock"........................    3(c)
          "Common Stock Fundamental Change".....    6(i)
          "Conversion Price"....................    6(a)
          "Convertible Preferred Stock".........    1
          "Current Market Price"................    6(i)
          "Date of Original Issue"..............    3(a)
          "Determination Date"..................    6(i)
          "Distribution Date"...................    6(k)
          "Dividend Payment Date"...............    3(a)
          "Ex-Date".............................    6(i)
          "Ex-Dividend Period"..................    3(a)
          "Extraordinary Cash Dividend".........    6(i)
          "Fundamental Change"..................    6(i)
          "Junior Preferred Stock"..............    3(c)
          "Liquidation".........................    3(b)
          "NASDAQ NMS"..........................    6(i)
          "Non-Stock Fundamental Change"........    6(i)
          "Other Event".........................    6(i)
          "Purchaser Stock Price"...............    6(i)
          "Record Date".........................    3(a)
          "Redemption Price"....................    5(a)
          "Reference Market Price"..............    6(i)
          "Regular Cash Dividend"...............    6(i)
          "Rights"..............................    3(c)
          "Rights Agreement"....................    3(c)
          "Specified Date"......................    6(i)
          "Specified Dividend"..................    6(i)
          "Specified Event".....................    6(i)
          "Trading Day".........................    6(i)

     3. Dividends. (a) Holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation at the time legally available therefor, (i), in the event that the date shares of Convertible Preferred Stock are first issued (the "Date of Original Issue") occurs after December 29, 1994, a cash dividend at an annual rate of $3.875 per share, and no more (except as provided in clause (ii) of this sentence), which shall be fully cumulative, shall accumulate without interest from December 29, 1994 to the Date of Original Issue and shall be payable in cash on April 1, 1995 (combined with the dividend payable on such date pursuant to clause (ii) of this sentence) and (ii) cash dividends at an annual rate of $3.875 per share, and no more (except as provided in clause (i) of this sentence with respect to the Initial Dividend Period), which shall be fully cumulative, shall accumulate without interest from the Date of Original Issue, and shall be payable, in cash, quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "Dividend Payment Date"), commencing April 1, 1995 (except that, if any such date is a Saturday, Sunday or Legal Holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or Legal Holiday), in the case of clause (i) and clause (ii), to holders of record as they appear upon the stock transfer books of the Corporation at the close of business on such record dates, not more than sixty days nor less than ten days preceding the related Dividend Payment Dates, as are fixed by the Board of Directors (each, a "Record Date"). Subject to Section 3(c), dividends on account of arrearages for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Holders at the close of business on a Record Date of shares of Convertible Preferred Stock that are called for redemption on a redemption date during the period (the "Ex-Dividend Period") between such Record Date and the corresponding Dividend Payment Date shall not, in their capacity as such, be entitled to receive the dividend payment on such Dividend Payment Date.

     (b) The dividend payable as set forth in Section 3(a) on each share of the Convertible Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $.96875. For the Initial Dividend Period, and for any Subsequent Dividend Period during which such share was not outstanding for a full quarterly Dividend Period, the dividend payable on each such share of the Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The aggregate dividend paid to a holder of Convertible Preferred Stock shall be based on the aggregate number of shares of Convertible Preferred Stock held by such holder at the close of business on the applicable record date and rounded to the nearest whole cent (with one-half cent rounded upward). Unless otherwise provided herein, dividends on each share of Convertible Preferred Stock will be cumulative from and including the Date of Original Issue to and excluding the earliest to occur of (i) the date of redemption of such share,
(ii) the date of conversion of such share and (iii) the date of final distribution of assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such event referred to in this clause (iii), a "Liquidation"). Holders of shares of the Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, or to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the Convertible Preferred Stock that may be in arrears. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend with respect to shares of the Convertible Preferred Stock.

     (c) No dividends or other distributions (other than a dividend or distribution in Common Stock, par value $.20 per share ("Common Stock"), of the Corporation or any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon Liquidation ("Junior Preferred Stock")) shall be declared, made or paid or set apart for payment or distribution upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or in exchange for Common Stock or Junior Preferred Stock), unless full cumulative dividends on all outstanding shares of the Convertible Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for the payment thereof, for all Dividend Periods ending on or prior to the date of such declaration, payment, distribution, setting apart, making monies available, redemption, purchase or acquisition. Notwithstanding the foregoing, (i) nothing in this Certificate shall prevent the Corporation from making contributions to, or purchasing capital stock in connection with, its employee benefit or dividend reinvestment plans, or from redeeming rights outstanding under the Rights Agreement, dated as of October 17, 1986, between the Corporation and the Rights Agent named therein, as such agreement may be supplemented, amended or replaced from time to time (the "Rights Agreement"), or any similar rights (the rights under the Rights Agreement and such similar rights, collectively, "Rights") and (ii) if at any time full cumulative dividends have not been declared and paid on the Convertible Preferred Stock and on any of the Corporation's preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock, partial dividends may be declared and paid on the Convertible Preferred Stock and such other preferred stock so long as such dividends are declared and paid pro rata so that the amounts of dividends declared and paid per share on the Convertible Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Convertible Preferred Stock and such other preferred stock bear to each other.
                                3

     (d)  Any reference to "distribution" contained in this
Section 3 shall not include any distribution made in connection with any Liquidation.

     4. Liquidation Preference. In the event of any Liquidation, each holder of a share of Convertible Preferred Stock shall be entitled to receive, and be paid out of the assets of the Corporation available for distribution to its stockholders, a liquidation preference in the amount of $50.00 per share, plus all accumulated and unpaid dividends on such share to the date of final distribution to the holders of shares of Convertible Preferred Stock, whether or not declared, without interest, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's stock ranking junior to the Convertible Preferred Stock upon such Liquidation. If, upon any Liquidation the amounts payable with respect to the liquidation preference of the Convertible Preferred Stock and any other shares of the Corporation's stock ranking on a parity with the Convertible Preferred Stock upon such Liquidation are not paid in full, the holders of Convertible Preferred Stock and of such other shares will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Convertible Preferred Stock and such other shares are entitled will in all cases bear to each other the same ratio that the liquidation preferences of the Convertible Preferred Stock and such other stock bear to each other. After payment in full of the preferences in respect of the shares of the Convertible Preferred Stock upon Liquidation, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. Neither a consolidation or merger of the Corporation with or into another corporation, nor a merger of any other corporation with or into the Corporation, nor the sale of all or substantially all of the Corporation's property or business (other than in connection with a winding up of its business) will be considered a Liquidation for purposes of this Certificate.

     5. Redemption at Option of the Corporation. (a) The Convertible Preferred Stock may not be redeemed by the Corporation prior to February 18, 1998. On or after February 18, 1998, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or from time to time in part, out of funds legally available therefor, at any time or from time to time, at the following redemption prices per share, if redeemed during the 12-month period beginning February 18, of the year indicated:

                                                REDEMPTION PRICE
     YEAR                                          PER SHARE
    ------                                      ----------------
     1998 ...................................      $51.9375
     1999 ...................................       51.5500
     2000 ...................................       51.1625
     2001 ...................................       50.7750
     2002 ...................................       50.3875
     2003 and thereafter ....................       50.0000

plus, in each case, an amount in cash equal to all accumulated and unpaid dividends thereon, if any, whether or not declared, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price." The aggregate Redemption Price paid to a holder of Convertible Preferred Stock shall be the product of the aggregate number of shares of Convertible Preferred Stock redeemed from such holder and the per share Redemption Price, with such product being rounded to the nearest cent, with one-half cent rounded upward.

     (b) In case of the redemption of less than all of the then outstanding shares of Convertible Preferred Stock, the Corporation shall designate the shares to be redeemed by lot, pro rata or in such other manner as the Board of Directors may determine. The Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding unless all dividends accumulated and in arrears upon all shares of Convertible Preferred Stock shall have been paid for all Dividend Periods ending on or prior to the redemption date.

     (c) Not more than sixty nor less than thirty days prior to the redemption date fixed by the Board of Directors, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify (i) the date fixed for redemption, (ii) the number of shares of Convertible Preferred Stock to be redeemed, and if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the Redemption Price, (iv) the place or places of payment, (v) that payment will be made upon presentation and surrender of the certificates representing shares of Convertible Preferred Stock, (vi) that on and after the date fixed for redemption dividends will cease to accumulate on such shares (unless the Corporation defaults in the payment of the Redemption Price), (vii) the then-effective Conversion Price and (viii) that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the date fixed for redemption (unless the Corporation defaults in the payment of the Redemption Price).

     (d) Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at a place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for each such share. If less than all the shares of Convertible Preferred Stock evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares of Convertible Preferred Stock. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be legally available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares of Convertible Preferred Stock so called for redemption shall not have been surrendered, (i) dividends with respect to the shares so called for redemption shall cease to accumulate on the date fixed for redemption, (ii) such shares shall no longer be deemed outstanding, (iii) the holders thereof shall cease to be stockholders of the Corporation to the extent of their interest in such shares and (iv) all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price for each share, without interest or any sum of money in lieu of interest thereon, upon surrender of their certificates therefor at a place designated in such notice) shall terminate. If funds legally available for such purpose are not sufficient for redemption of all of the shares of Convertible Preferred Stock that were to be redeemed, then such funds shall be applied pro rata to the redemption of all of the shares of Convertible Preferred Stock to be redeemed. If less than all of the shares of Convertible Preferred Stock evidenced by any certificate are so redeemed, a new certificate shall be issued evidencing the unredeemed portion of such shares, such unredeemed shares shall remain outstanding and the rights of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

     (e) The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory redemption, purchase, retirement or sinking fund.

     (f) Holders of Convertible Preferred Stock shall have no right to require redemption of the Convertible Preferred Stock.

     6.  Conversion Privileges.

     (a) Rights of Conversion. Each holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, to convert all or a portion of the shares held, at any time or from time to time prior to the close of business on the date fixed for redemption of such shares as herein provided (unless the Corporation shall fail irrevocably to deposit or set aside the funds sufficient for such redemption), into that number of fully paid and nonassessable shares of Common Stock, or such other securities and property as hereinafter provided (calculated as to each conversion to the nearest 1/100th of a share, with .5/100 rounded upwards), determined by dividing
(i) the product of (x) $50.00 and (y) the aggregate number of shares of Convertible Preferred Stock being converted at such time by such holder, by (ii) the Conversion Price. For purposes of this Certificate "Conversion Price" shall initially mean $22.76 until such Conversion Price is adjusted in accordance with the provisions of this Section 6 and thereafter shall mean the Conversion Price in effect from time to time as so adjusted. All adjustments in the Conversion Price shall be rounded to the nearest whole cent, with one-half cent rounded upward.

     (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares pursuant hereto shall surrender the certificate or certificates evidencing such shares at the office of a transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by (i) an irrevocable written notice to the Corporation that the holder elects to convert such shares and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued,
(ii) if required pursuant to Section 6(f), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid) and (iii) such other payment, if any, required pursuant to the following paragraph.

     Except as provided in Section 3(a), the holder of a share of Convertible Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable thereon on the corresponding Dividend Payment Date notwithstanding the conversion thereof during the Ex-Dividend Period or the Corporation's default in the payment of the dividend due on such Dividend Payment Date; provided, that, unless such share has been called for redemption on a redemption date during the Ex-Dividend Period, a share of Convertible Preferred Stock surrendered for conversion during the Ex-Dividend Period must be accompanied by payment of an amount equal to the dividend payable on such share on such Dividend Payment Date. Except as provided for above, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion (whether or not in arrears) or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

     The Corporation shall, as soon as practicable after such surrender for conversion of certificates evidencing shares of Convertible Preferred Stock and compliance with the other conditions herein contained, deliver at such offices of such transfer agent to the person for whom such shares of Convertible Preferred Stock are so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled, together with a cash payment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock to be converted shall have been surrendered together with the irrevocable written notice, the payment of taxes (if applicable), and an amount equal to the dividend payable (if applicable), all as provided in the first two paragraphs of this Section 6(b), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and the other conditions specified above have been satisfied.

     (c) Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

          (i) If the Corporation shall fix a Determination Date with respect to the payment or making of a dividend or other distribution on its Common Stock exclusively in Common Stock, the Conversion Price in effect as of the opening of business on the day following the Determination Date shall be reduced by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Determination Date and (B) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Determination Date had not been fixed.

          (ii) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on its Common Stock consisting exclusively of rights or warrants entitling the holders thereof to subscribe for or purchase, during a period not exceeding
     45 days from the date of such dividend or other distribution, shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the Determination Date, the Conversion Price in effect as of the opening of business on the day following the Determination Date shall be reduced by multiplying such Conversion Price by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Determination Date plus (y) the number of shares of Common Stock that the aggregate maximum offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and
     (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Determination Date plus (y) the number of shares of Common Stock so offered for subscription or purchase. To the extent such rights or warrants expire and, as a result, shares of Common Stock issuable upon exercise thereof will not be delivered, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually issued upon exercise thereof. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Determination Date had not been fixed.

          (iii) If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced or increased, respectively, effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) If the Corporation shall fix a Determination Date with respect to the making of a dividend or other distribution on its Common Stock (other than a dividend or distribution (A) referred to in Section 6(c)(i) or (ii), or
     (B) in connection with a Liquidation) consisting of evidences of its indebtedness, shares of any class of capital stock or other assets (including securities and Extraordinary Cash Dividends, but excluding Regular Cash Dividends) (any of the foregoing, other than any such excluded dividend or distribution, being hereinafter referred to as "Assets"), then, in each such case, unless the Corporation elects to reserve Assets for distribution to the holders of the Convertible Preferred Stock upon the conversion thereof so that any holder converting shares of Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Assets that such holder would have received if such holder had, immediately prior to the Determination Date, converted its shares of Convertible Preferred Stock into Common Stock, the Conversion Price in effect as of the opening of business on the day following the Determination Date shall be reduced by multiplying such Conversion Price by a fraction (x) the numerator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on the Determination Date of the portion of the Assets so distributed applicable to one share of Common Stock and (y) the denominator of which shall be such Current Market Price per share of the Common Stock on the Determination Date; provided however, that in the event the then fair market value (as so determined) of the portion of the Assets so distributed or distributable applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall have the right to receive upon conversion the amount and kind of such Assets that such holder would have received if such holder had, immediately prior to the Determination Date, converted its shares of Convertible Preferred Stock into Common Stock.

     If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Determination Date had not been fixed. If such Assets consist of any rights or warrants (other than those referred to in Section 6(c)(ii)) and such rights or warrants expire and, as a result, a portion of the Assets issuable on exercise thereof will not be delivered, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the Assets actually delivered. To the extent that a distribution of Assets consists of or includes
     (x) securities and the Board of Directors determines the fair market value thereof by reference to the trading market therefor, the Board of Directors shall, if possible, consider the Closing Price of such securities over the same period and (if appropriate) applying adjustments of the type used in computing the applicable Current Market Price or
     (y) an Extraordinary Cash Dividend, the fair market value thereof shall be deemed to be the amount of cash constituting such Extraordinary Cash Dividend.

          (v) In addition to any other adjustment required hereby, to the extent permitted by law, the Corporation from time to time may reduce the Conversion Price by any amount, permanently or for any period of time of at least twenty days (excluding Legal Holidays), if the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to this Section 6(c)(v), the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and, if applicable, the period it will be in effect.

          (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          (vii) Notwithstanding any other provision of this
     Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Corporation hereby covenants not to take any action to increase the par value per share of the Common Stock.

          (viii) When the Conversion Price is adjusted as herein provided:

               (1) the Corporation shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

               (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

          (ix) In any case in which this subparagraph (c) provides that an adjustment shall become effective as of the opening of business on the day following a Determination Date, the Corporation may defer until the occurrence of the event for which such Determination Date shall have been fixed (A) issuing to the holder of any share of Convertible Preferred Stock converted after such Determination Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 6(d).

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If a certificate or certificates representing more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered by such record holder as provided in Section 6(a). In lieu of any fractional share of Common

Stock that would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price of the Common Stock on the Trading Day immediately preceding the date of conversion, calculated to the nearest cent, with one-half cent rounded upward.

     (e) Reclassification, Consolidation or Merger.  If a
Fundamental Change occurs, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, to convert such share only into:

          (1) in the case of a Non-Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash or other property receivable upon such Non-Stock Fundamental Change by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock was convertible immediately prior to such Non-Stock Fundamental Change, after giving effect to any adjustment in the Conversion Price required by the provisions of Section 6(h), and

          (2) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change, at the Conversion Price, after giving effect to any adjustment therein required by the provisions of Section 6(h).

     The Corporation or the person formed by a consolidation or resulting from a merger that constitutes a Fundamental Change or which acquires the Corporation's shares in any transaction that constitutes a Fundamental Change shall make provisions in its certificate or articles of incorporation or other constituent document to establish the right set forth above. Such certificate or articles of incorporation or other constituent document shall provide for adjustments in the Conversion Price which, for events subsequent to the effective date of such provisions, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

     (f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock (and associated Rights, if any) free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock (and associated Rights, if any) if at any time the number of shares of authorized and unissued Common Stock (and associated Rights, if any) shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock. If the delivery of Common Stock upon conversion of the Convertible Preferred Stock requires registration with or approval of any governmental authority under the laws of any United States jurisdiction, the Corporation will in good faith and as expeditiously as possible use commercially reasonable efforts to make such registration or obtain such approval, and shall not be required to deliver shares of Common Stock upon conversion until such registration is made or such approval is obtained. In addition, the Corporation shall not be required to deliver shares of Common Stock upon conversion if, in the opinion of its counsel, such delivery would violate the laws of any jurisdiction outside the United States.

     The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (g) Prior Notice of Certain Events.  In case:

          (i) the Corporation shall (A) declare any dividend or any other distribution on its Common Stock (other than (x) a dividend or other distribution payable in shares of Common Stock, (y) a Regular Cash Dividend or (z) a dividend or other distribution of Rights that at the time are not exercisable or tradeable separately from the Common Stock),
     (B) declare or authorize a redemption or repurchase of in excess of

     10% of the then outstanding shares of Common Stock, or (C) authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than Rights); or

          (ii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (iii) of a Liquidation;

     then the Corporation shall cause to be filed with the transfer agent for, and mailed to the holders of record of, the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange or Liquidation is expected to become effective, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange or Liquidation (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 6 to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change (which shall be deemed to occur on the earlier of (i) the occurrence of such Fundamental Change and (ii) the Determination Date related to such Fundamental Change) as described below.

     In the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Fundamental Change shall become the lower of (A) the Conversion Price in effect immediately prior to such Fundamental Change (after giving effect to any other adjustments pursuant to this Section 6 made prior to such Fundamental Change), and (B) the product of (1) the greater of the Applicable Price and the then applicable Reference Market Price and (2) a fraction, the numerator of which shall be $50.00 and the denominator of which shall be the then current Redemption Price per share of Convertible Preferred Stock if the redemption date were the date of such Non-Stock Fundamental Change (such denominator being (x) the applicable Redemption Price (including accumulated and unpaid dividends, whether or not declared) set forth in Section 5 hereof, or (y) for Non-Stock Fundamental Changes occurring during the twelve-month periods commencing February 18, 1994, 1995, 1996 and 1997, $53.4875, $53.1000,
$52.7125, and $52.3250, respectively, together with any accumulated and unpaid dividends thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change).

     In the case of a Common Stock Fundamental Change, the Conversion Price immediately following such Fundamental Change shall be the Conversion Price in effect immediately prior to such Fundamental Change (after giving effect to any other adjustments pursuant to this Section 6 made prior to such Fundamental Change) multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, however, that, in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of such successor, acquiror or other third party (and cash, if any, with respect to fractional interests), the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of such successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Fundamental Change.

     (i) Definitions. The following definitions shall apply to terms used in this Section 6:

          (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 6(i)(4).

          (2) "Closing Price" with respect to any security on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the NYSE or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors (such determination to be conclusive and evidenced in a resolution adopted by the Board of Directors).

          (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors (such determination to be conclusive and evidenced in a resolution adopted by the Board of Directors)) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ NMS"); provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding, directly or indirectly, to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Stock.

          (4) "Current Market Price" per share of Common Stock on any date (the "Specified Date") shall be deemed to be the average of the daily Closing Prices with respect to the Common Stock for the ten consecutive Trading Days ending on the Specified Date (or, if the Specified Date is not a Trading Day, on the Trading Day immediately preceding the Specified Date); provided, however, that, if the Current Market Price is being calculated with respect to an event (the "Specified Event") requiring calculation pursuant to
     Section 6(c)(ii) or 6(c)(iv) and (A) the Ex-Date for any event that requires an adjustment to the Conversion Price pursuant to Section 6(c)(i), (ii), (iii) or (iv) or Section 6(h) other than the Specified Event (an "Other Event") occurs during such ten consecutive Trading Days and prior to the Ex-Date for the Specified Event, the Closing Price for each Trading Day prior to the Ex-Date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the

     Conversion Price is so required to be adjusted as a result of such Other Event, (B) the Ex-Date for any Other Event occurs during such ten consecutive Trading Days and on or after the Ex-Date for the Specified Event, the Closing Price for each Trading Day on and after the Ex-Date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event (provided that, if such fraction is required to be determined at any date by reference to events taking place subsequent to the Specified Date, the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors, shall estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the Specified Date, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event is determined), and (C) the Ex-Date for the Specified Event is on or prior to the Specified Date, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Closing Price for each Trading Day on or after such Ex-Date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(c)(iv), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the securities or other assets being distributed applicable to one share of Common Stock as of the close of business on the day before such Ex-Date.

          (5) "Determination Date" shall mean, with respect to any dividend or other distribution, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution, or if a dividend or distribution is paid or made without fixing such a date, the date of such dividend or distribution.

          (6) "Ex-Date" shall mean (i) when used with respect to any dividend, distribution or Fundamental Change, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market without the right to receive such dividend or distribution, or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock, and
     (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

          (7) "Extraordinary Cash Dividend" shall mean, with respect to any cash dividend or cash distribution (other than a dividend or distribution in connection with a Liquidation) on the Common Stock (the "Specified Dividend"), an amount determined pursuant to the following sentence.
     If, upon the date prior to the date of the declaration (the "Declaration Date") with respect to the Specified Dividend, the aggregate per share amount of the Specified Dividend, together with the aggregate per share amounts of all cash dividends and cash distributions on the Common Stock with Ex-Dates occurring in the 360 consecutive day period ending on the date prior to the Ex-Date with respect to the Specified Dividend, exceeds 15% of the Current Market Price of the Common Stock on the Trading Day prior to the Declaration
     Date with respect to the Specified Dividend, such excess shall be deemed to be an Extraordinary Cash Dividend.

          (8) "Fundamental Change" shall mean the occurrence of any transaction or event pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, that
     (A) in the case of any plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for, or constitutes solely the right to receive, cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock of the Corporation was exchanged for, converted into, or acquired for, or constituted solely the right to receive, cash, securities, property or other assets; and (B) such term does not include
     (i) a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of the

     Common Stock or (ii) for all purposes hereof (other than Section 6(e) and any defined terms when used therein),
     (x) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (y) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors (or persons holding an equivalent position) of such other issuer outstanding immediately following such transaction or other event.

          (9) "Non-Stock Fundamental Change" shall mean any
     Fundamental Change other than a Common Stock Fundamental
     Change.

          (10) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

          (11) "Reference Market Price" shall initially mean $12.33, and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall be adjusted (with one-half cent rounded upward) so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be equal to 0.5417.

          (12) "Regular Cash Dividend" means any cash dividend or cash distribution with respect to the Common Stock other than an Extraordinary Cash Dividend.

          (13) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (y) if the applicable security is quoted on the NASDAQ NMS, a day on which a trade may be made on the NASDAQ NMS or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (j) Dividend or Interest Reinvestment Plans; Other. Notwithstanding the foregoing provisions, (i) the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, (ii) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or similar program of the Corporation, (iii) the issuance of any shares of Common Stock upon exercise of any other option, warrant, right or exercisable, exchangeable or convertible security of the Corporation (it being understood that the provisions of this clause (iii) shall not prevent an adjustment to the Conversion Price otherwise required hereunder, if any, upon the issuance, or the Determination Date relating to the issuance, of such other option, warrant, right or exercisable, exchangeable or convertible security), and (iv) subject to Section 6(k) below, any issuance of Rights that at the time of original issuance are not exercisable or tradeable separately from the Common Stock but may become exercisable or separately tradeable upon terms and conditions set forth or similar to those set forth in the Rights Agreement, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this
Section 6. Except as expressly set forth above, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest value to the holders of the Convertible Preferred Stock (as determined by the Board of Directors, whose determination shall be conclusive).

     (k) Rights. So long as Rights are attached to the outstanding shares of Common Stock, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined below), the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in a number equal to the number of Rights then attached to each outstanding share of Common Stock.

     If a Distribution Date shall occur, then for purposes of
Section 6(c)(iv) (and no other purpose), a distribution of all Rights then outstanding shall be deemed to occur on such date, which shall be deemed the Determination Date with respect to such distribution. For purposes of such Section, a redemption of such Rights shall be deemed an expiration thereof, except that the portion of the Assets that were not delivered as a result of the expiration of such Rights shall be reduced by the aggregate amount paid in redemption of such Rights. If the Corporation does not elect to reserve Rights for distribution to the holders of the Convertible Preferred Stock upon the conversion thereof after such Distribution Date in accordance with Section 6(c)(iv), the adjustments required pursuant to such Section shall be deemed an appropriate adjustment for purposes of Section 3(e) of the Rights Agreement or any similar provision relating to Rights. Notwithstanding any other provision hereof, no adjustment in the Conversion Price shall be made on account of any exercise of Rights. References to Common Stock in this Certificate do not include the Rights attached thereto.

     As used herein, the term "Distribution Date" shall have the meaning given thereto in the Rights Agreement or, if such term is not defined therein, shall mean the first date upon which Rights become exercisable or tradeable separately from the Common Stock.

     (l) Exclusion of Treasury Shares.  For purposes of this
Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any of its majority-owned subsidiaries.

     7.  Voting Rights.

     (a) General. The holders of the Convertible Preferred Stock (voting separately as a class with the Common Stock and all other classes or series of preferred stock upon which like voting rights have been conferred) will have the right to vote for the election of directors and for all other purposes. The holders of Convertible Preferred Stock will have the additional voting rights set forth below and as otherwise from time to time required by applicable law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each such share held. Any shares of Convertible Preferred Stock held by the Corporation or any subsidiary of the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum or in calculating any percentage of shares under this Section 7.

     (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock shall be in arrears in an aggregate amount equal to at least six full quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall be in addition to any other voting rights which such holders may have and shall terminate when all accumulated and unpaid dividends on the Convertible Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the rights of the holders of the Convertible Preferred Stock and such other preferred stock to vote for such two additional directors. Each such director so elected shall serve until the next annual meeting and until his successor is elected, unless his term of office is terminated earlier as provided in the preceding sentence.

     The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of two directors shall be exercisable at the next annual meeting of stockholders following the default or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than ninety days preceding the date established (or, if not yet established, reasonably expected by the Corporation to be established) for the next annual meeting of stockholders, the Chairman of the Board of the Corporation or other authorized officer of the Corporation, if any, shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Convertible Preferred Stock, call a special meeting of the holders of the Convertible Preferred Stock and any other holders of preferred stock entitled to vote thereon to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

     The holders of the Convertible Preferred Stock and such other preferred stock referred to above voting as a class shall have the exclusive right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 7.

     (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of the Convertible Preferred Stock, voting separately as a class,
(i) amend, alter or repeal any provision of the Certificate of Incorporation, as the same may be amended from time to time, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of stock of the Corporation ranking senior to the Convertible Preferred Stock as to dividends or upon Liquidation. A class vote on the part of the Convertible Preferred Stock shall not be required (except as otherwise required by law or resolution of the Board of Directors) in connection with any other matter, including, without limitation, the authorization, issuance or increase in the authorized amount of any shares of any class or series of stock of the Corporation that either (A) ranks junior to, or on a parity with, the Convertible Preferred Stock as to dividends and upon Liquidation or (B) is, at the time of such increase, undesignated as to ranking with respect to dividends and upon Liquidation.

     8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

          (i) prior to the Convertible Preferred Stock, as to dividends or upon Liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of Convertible Preferred Stock.

          (ii) on a parity with the Convertible Preferred Stock, as to dividends or upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Convertible Preferred Stock, if the holders of such class or series of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in proportion to their respective amounts of accumulated and unpaid dividends per share or liquidation prices, as the case may be, without preferences or priority one over the other. For purposes of this Certificate, the shares of Convertible Preferred Stock shall rank on a parity with the shares of the Corporation's $3.875 Cumulative Convertible Preferred Stock and the Corporation's $3.00 Cumulative CXY-Indexed Convertible Preferred Stock as to dividends and upon liquidation.

          (iii) junior to the Convertible Preferred Stock, as to dividends or upon Liquidation, if such stock shall be Common Stock or any other class or series of capital stock of the Corporation if the holders of Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation, as the case may be, in preference or priority to the holders of shares of such stock. For purposes of this Certificate, the Series A Junior Participating Preferred Stock of the Corporation shall constitute Junior Preferred Stock.

     9. Outstanding Shares. For purposes of this Certificate, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) as provided in
Section 5(d), (ii) from the date of surrender of a certificate evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock represented by such certificate and converted into Common Stock and (iii) from the date of registration

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

of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

     10. Status of Acquired Shares. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

     11. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

     12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

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

     IN WITNESS WHEREOF, Occidental Petroleum Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Fred J. Gruberth, its Vice President and Treasurer, and attested by Matthew T. Gay, its Assistant Secretary, on the 22nd day of December, 1994.

                            OCCIDENTAL PETROLEUM CORPORATION


                            By: /s/  FRED J. GRUBERTH
                            Name:  Fred J. Gruberth
                            Title: Vice President and Treasurer



Attest:

/s/  MATTHEW T. GAY
Name:  Matthew T. Gay
Title: Assistant Secretary




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